333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan
Reports Fourth-Quarter and Year Ended December 31, 2016 Results

▪
Net income attributable to common stock totaled $292 million, $0.21 per share, for fourth-quarter 2016. After adjusting for net charges totaling $59 million, $0.04 per share, fourth-quarter 2016 adjusted net income attributable to common stock totaled $351 million, $0.25 per share.

▪
Consolidated sales (including volumes from Tenke Fungurume (Tenke) through November 16, 2016) totaled 1.2 billion pounds of copper, 405 thousand ounces of gold and 22 million pounds of molybdenum for fourth-quarter 2016 and 4.65 billion pounds of copper, 1.1 million ounces of gold and 74 million pounds of molybdenum for the year 2016.

▪
Consolidated sales for the year 2017 are expected to approximate 4.1 billion pounds of copper, 2.2 million ounces of gold and 92 million pounds of molybdenum, including 1.0 billion pounds of copper, 460 thousand ounces of gold and 23 million pounds of molybdenum for first-quarter 2017. (*)

▪	Average realized prices were $2.47 per pound for copper, $1,174 per ounce for gold and $8.27 per pound for molybdenum for fourth-quarter 2016.

▪
Average unit net cash costs were $1.20 per pound of copper for fourth-quarter 2016 and $1.26 per pound of copper for the year 2016. Unit net cash costs are expected to average $1.06 per pound of copper for the year 2017. (*)

▪
Operating cash flows totaled $1.1 billion (net of $406 million in working capital uses and changes in other tax payments) for fourth-quarter 2016 and $3.7 billion (including $57 million in working capital sources and changes in other tax payments) for the year 2016. Based on current sales volume and cost estimates and assuming average prices of $2.50 per pound for copper, $1,200 per ounce for gold and $7.00 per pound for molybdenum, operating cash flows for the year 2017 are expected to approximate $4.3 billion (including $1.0 billion in working capital sources and changes in other tax payments). (*)

▪
Capital expenditures totaled $504 million (including $405 million for mining operations) for fourth-quarter 2016 and $2.8 billion (including $1.6 billion for mining operations) for the year 2016. Capital expenditures for the year 2017 are expected to approximate $1.8 billion. (*)

▪
During fourth-quarter 2016, FCX completed $5.2 billion in asset sale transactions, including the sale of its interest in TF Holdings Limited (TFHL), through which FCX held an interest in the Tenke mine, and the sales of the Deepwater Gulf of Mexico (GOM) and onshore California oil and gas properties. During 2016, FCX completed its asset divestment program, which generated $6.6 billion in aggregate proceeds.

▪
In November 2016, FCX completed its registered at-the-market (ATM) offering of common stock announced in July 2016, which raised $1.5 billion in gross proceeds through the sale of 116.5 million shares of FCX common stock.

▪
At December 31, 2016, consolidated debt totaled $16.0 billion and consolidated cash totaled $4.2 billion, compared with consolidated debt of $20.3 billion and consolidated cash of $177 million at December 31, 2015. FCX had no borrowings and $3.5 billion available under its $3.5 billion revolving credit facility at year-end 2016.

(*) Projections for 2017 and forward looking statements in this release assume normal operating levels at PT Freeport Indonesia (PT-FI). Refer to page 8 for discussion of recent regulatory changes in Indonesia, which may impact future results.

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PHOENIX, AZ, January 25, 2017 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $292 million ($0.21 per share) for fourth-quarter 2016 and net losses attributable to common stock of $4.2 billion ($3.16 per share) for the year 2016, $4.1 billion ($3.47 per share) for fourth-quarter 2015 and $12.2 billion ($11.31 per share) for the year 2015. FCX’s net income attributable to common stock for fourth-quarter 2016 includes net charges of $59 million ($0.04 per share) primarily reflecting estimated losses on assets held for sale and oil and gas restructuring-related charges, partly offset by a gain on redeemable noncontrolling interest. Fourth-quarter 2015 net loss attributable to common stock included net charges of $4.1 billion ($3.45 per share) primarily for the reduction of the carrying value of oil and gas properties. For further discussion of these amounts and net charges impacting the years 2016 and 2015, refer to the supplemental schedules, "Adjusted Net Income (Loss)," beginning on page IX, which is available on FCX's website, "fcx.com."

Richard C. Adkerson, President and Chief Executive Officer, said, "During 2016, we took aggressive actions in response to market conditions to restore our balance sheet strength. I am pleased to report that we were successful in reducing our net debt by over $8 billion during the year while completing a major expansion at our world class Cerro Verde mine. I am proud of our global team for their accomplishments in "Proving our Mettle." As we enter 2017, we are enthusiastic about opportunities to generate future values for shareholders through our portfolio of high-quality, long-lived copper resources. We remain focused on generating significant cash flows to complete our debt reduction plan and to build long-term values for shareholders."

SUMMARY FINANCIAL DATA

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Revenues[a,b]	$4,377	$3,516	$14,830	$14,607
Operating income (loss)[a]	$703	$(4,097)	$(2,792)	$(13,512)
Net income (loss) from continuing operations	$202	$(4,090)	$(3,832)	$(12,180)
Net (loss) income from discontinued operations[c]	$(2)	$(4)	$(193)	$91
Net income (loss) attributable to common stock[d,e]	$292	$(4,081)	$(4,154)	$(12,236)
Diluted net income (loss) per share of common stock:
Continuing operations	$0.22	$(3.46)	$(2.96)	$(11.32)
Discontinued operations	(0.01)	(0.01)	(0.20)	0.01
	$0.21	$(3.47)	$(3.16)	$(11.31)
Diluted weighted-average common shares outstanding	1,410	1,177	1,318	1,082
Operating cash flows[f]	$1,135	$612	$3,729	$3,220
Capital expenditures	$504	$1,298	$2,813	$6,353
At December 31:
Cash and cash equivalents	$4,245	$177	$4,245	$177
Total debt, including current portion	$16,027	$20,324	$16,027	$20,324

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page XII, which are available on FCX's website, "fcx.com."

b.
Includes favorable (unfavorable) adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $129 million ($57 million to net income attributable to common stock from continuing operations or $0.04 per share) in fourth-quarter 2016, $(70) million ($(37) million to net loss attributable to common stock from continuing operations or $(0.03) per share) in fourth-quarter 2015, $5 million ($2 million to net loss attributable to common stock from continuing operations or less than $0.01 per share) for the year 2016 and $(100) million ($(50) million to net loss attributable to common stock from continuing operations or $(0.05) per share) for the year 2015. For further discussion, refer to the supplemental schedule, "Derivative Instruments," beginning on page XI, which is available on FCX's website, "fcx.com."

c.
Reflects the results of TFHL through November 16, 2016, and includes charges for allocated interest expense associated with the portion of the FCX term loan that was required to be repaid as a result of the sale of FCX's interest in TFHL. The

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fourth-quarter and year 2016 also include a net charge for the loss on disposal. For a summary of the components of net (loss) income from discontinued operations, refer to supplemental schedules on pages XXVIII to XXXI, which are available on FCX's website, "fcx.com."

d.
Includes net charges totaling $59 million ($0.04 per share) in fourth-quarter 2016, $4.1 billion ($3.45 per share) in fourth-quarter 2015, $4.5 billion ($3.39 per share) for the year 2016 and $12.1 billion ($11.22 per share) for the year 2015, which are described in the supplemental schedules, "Adjusted Net Income (Loss)," beginning on page IX, which is available on FCX's website, "fcx.com."

e.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page XII, which is available on FCX's website, "fcx.com."

f.
Includes net working capital (uses) sources and changes in other tax payments of $(406) million for fourth-quarter 2016, $31 million for fourth-quarter 2015, $57 million for the year 2016 and $373 million for the year 2015.

DEBT REDUCTION INITIATIVES
During 2016, FCX took actions to restore its balance sheet strength through a combination of asset sale transactions, cash flow from operations and capital market transactions. During the year, FCX completed $6.6 billion in asset sale transactions (including $5.2 billion in fourth-quarter 2016) and $1.5 billion in ATM sales of its common stock. Consolidated debt, net of cash, was reduced by $8.4 billion during the year.
The following table summarizes FCX's completed asset sales (in billions):

	Cash
	Consideration	[a]
Oil and gas transactions	$2.78	[b,c]
TFHL	2.65	[c]
Morenci (13 percent interest)	1.00
Timok exploration project in Serbia	0.13	[c]
Other land sales	0.06
Total, excluding contingent consideration	$6.62

a.	Reflects aggregate cash consideration, before purchase price adjustments.

b.
Includes $2.6 billion for the sales of the Deepwater GOM and onshore California oil and gas properties that were completed in December 2016. In connection with the Deepwater GOM transaction, FCX also settled a preferred stock obligation at its Plains Offshore Operations Inc. subsidiary for $582 million, which is not reflected in the aggregate cash consideration above.

c.
Excludes contingent consideration of up to $527 million, consisting of (i) up to $150 million related to the Deepwater GOM transaction, which is payable to FCX as the buyer realizes future cash flows in connection with a third-party production handling agreement, (ii) up to $150 million related to the onshore California transaction, consisting of $50 million per year for 2018, 2019 and 2020, if the price of Brent crude oil averages over $70 per barrel in that calendar year, (iii) up to $120 million related to the TFHL transaction, consisting of $60 million if the average copper price exceeds $3.50 per pound and $60 million if the average cobalt price exceeds $20 per pound, both for the 24-month period ending December 31, 2019, and (iv) up to $107 million related to the Timok transaction, which is payable to FCX in stages based upon achievement of defined development milestones.

During 2016, FCX agreed to negotiate exclusively with China Molybdenum Co., Ltd. (CMOC) until February 28, 2017, to enter into a definitive agreement to sell its interests in Freeport Cobalt for $100 million and the Kisanfu exploration project in the Democratic Republic of Congo (DRC) for $50 million in separate transactions.
The following table summarizes the change in FCX's consolidated debt, net of cash, during 2016 (in millions):

	December 31, 2015	(Decrease) Increase	December 31, 2016
Total debt	$20,324	$(4,297)	$16,027
Less: cash and cash equivalents	177	4,068	4,245
	$20,147	$(8,365)	$11,782

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FCX has a manageable debt maturity schedule, with maturities of $1.2 billion in 2017 and $1.5 billion in 2018 (excluding scheduled amortization of $0.8 billion in 2018 for the Cerro Verde credit facility).
FCX continues to manage production, exploration and administrative costs and capital spending and expects to generate cash flows for further debt reduction during 2017.
FCX has retained a high-quality portfolio of long-lived copper assets positioned to generate long-term values. In addition to debt reduction plans, FCX is pursuing opportunities to enhance net present values, and continues to advance studies for future development of its copper resources, the timing of which will be dependent on market conditions.

SUMMARY OPERATING DATA

	Three Months Ended			Years Ended
	December 31,			December 31,
	2016		2015	2016	2015
Copper (millions of recoverable pounds)[a]
Production	1,200		1,122	4,647	4,017
Sales, excluding purchases	1,186		1,145	4,651	4,070
Average realized price per pound	$2.47		$2.18	$2.27	$2.42
Site production and delivery costs per pound[b]	$1.44		$1.64	$1.44	$1.78
Unit net cash costs per pound[b]	$1.20		$1.45	$1.26	$1.53
Gold (thousands of recoverable ounces)
Production	430		350	1,088	1,257
Sales, excluding purchases	405		338	1,079	1,247
Average realized price per ounce	$1,174		$1,067	$1,238	$1,129
Molybdenum (millions of recoverable pounds)
Production	22		20	80	92
Sales, excluding purchases	22		20	74	89
Average realized price per pound	$8.27		$6.94	$8.33	$8.70
Oil Equivalents
Sales volumes
Million barrels of oil equivalents (MMBOE)	10.5	[c]	13.2	47.1	52.6
Thousand barrels of oil equivalents per day (MBOE)	114	[c]	144	128	144
Cash operating margin per BOE[d]
Realized revenues[e]	$39.88		$37.49	$32.59	$43.54
Cash production costs	(14.62)		(16.17)	(15.19)	(18.59)
Cash operating margin	$25.26		$21.32	$17.40	$24.95

a.
Includes production and sales volumes from the Tenke mine through November 16, 2016. Copper sales from Tenke totaled 59 million pounds in fourth-quarter 2016, 117 million pounds in fourth-quarter 2015, 424 million pounds for the year 2016 and 467 million pounds for the year 2015. Average realized copper prices (excluding Tenke) were $2.48 per pound in fourth-quarter 2016, $2.19 per pound in fourth-quarter 2015, $2.28 per pound for the year 2016 and $2.42 per pound for the year 2015.

b.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. Excluding Tenke, mining unit net cash costs averaged $1.21 per pound in fourth-quarter 2016, $1.47 per pound in fourth-quarter 2015, $1.26 per pound for the year 2016 and 1.57 per pound for the year 2015. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

c.	Includes 8.7 MMBOE (94 MBOE per day) from the Deepwater GOM and onshore California oil and gas properties that were sold in December 2016.

d.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Cash production costs exclude accretion and other costs. For reconciliations of realized revenues and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental

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schedules, “Product Revenues and Production Costs,” beginning on page XV, which are available on FCX's website, “fcx.com.”

e.
Includes realized cash gains on oil derivative contracts of $0.57 per BOE in fourth-quarter 2016, $7.76 per BOE in fourth-quarter 2015, $0.13 per BOE for the year 2016 and $7.72 per BOE for the year 2015. FCX does not have any oil and gas derivative contracts in place for future periods.

Consolidated Sales Volumes
Fourth-quarter 2016 copper sales (including sales from Tenke through November 16, 2016) of 1.2 billion pounds were lower than the October 2016 estimate of 1.3 billion pounds principally reflecting lower volumes from PT-FI and the impact of the November 2016 Tenke sale. Excluding the impact associated with the earlier than forecasted completion of the Tenke sale, copper sales volumes were approximately seven percent below the October 2016 estimates, reflecting lower mining and milling rates at PT-FI. Fourth-quarter 2016 copper sales were higher than fourth-quarter 2015 sales of 1.1 billion pounds, primarily reflecting higher volumes from Cerro Verde and PT-FI, partly offset by lower sales from North America primarily associated with reduced mining rates and lower ore grades, and the impact of the November 2016 Tenke sale.
Fourth-quarter 2016 gold sales of 405 thousand ounces were lower than the October 2016 estimate of 590 thousand ounces primarily reflecting lower mining and milling rates at PT-FI, but were higher than fourth-quarter 2015 sales of 338 thousand ounces primarily reflecting higher mining and milling rates and higher ore grades at PT-FI.
Fourth-quarter 2016 molybdenum sales of 22 million pounds were slightly higher than the October 2016 estimate of 21 million pounds and fourth-quarter 2015 sales of 20 million pounds.
Sales volumes for the year 2017 are expected to approximate 4.1 billion pounds of copper, 2.2 million ounces of gold and 92 million pounds of molybdenum, including 1.0 billion pounds of copper, 460 thousand ounces of gold and 23 million pounds of molybdenum in first-quarter 2017. Estimated sales volumes assume the resumption of concentrate exports by PT-FI in February 2017 and the renewal of PT Smelting's export license. For each month of delay in obtaining approval to export, PT-FI's share of production is projected to be reduced by approximately 70 million pounds of copper and 100 thousand ounces of gold. Refer to page 8 for discussion of recent regulatory changes in Indonesia, which may have a significant impact on future results.
Consolidated Unit Costs
Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines (including Tenke) of $1.20 per pound of copper in fourth-quarter 2016 were lower than unit net cash costs of $1.45 per pound in fourth-quarter 2015, primarily reflecting higher by-product credits and higher sales volumes from Cerro Verde and PT-FI.
Assuming average prices of $1,200 per ounce of gold and $7.00 per pound of molybdenum for 2017 and achievement of current sales volume and cost estimates (including normal operations at PT-FI), consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.06 per pound of copper for the year 2017. The impact of price changes on 2017 consolidated unit net cash costs would approximate $0.025 per pound for each $50 per ounce change in the average price of gold and $0.025 per pound for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum.

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, molybdenum concentrate, gold and silver are also produced by certain of FCX's North America copper mines.
All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of potential long-term development projects. Future investments will be undertaken based on the results of economic and technical feasibility studies, and market conditions.

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In response to market conditions, beginning in the second half of 2015 FCX took actions to reduce operating and capital costs and adjusted production to reflect market conditions. These operating plans will continue to be reviewed and additional adjustments may be made as market conditions warrant.
Operating Data. Following is summary consolidated operating data for the North America copper mines for the fourth quarters and years ended 2016 and 2015:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	420	527	1,831	1,947
Sales, excluding purchases[a]	416	547	1,841	1,988
Average realized price per pound	$2.45	$2.22	$2.24	$2.47

Molybdenum (millions of recoverable pounds)
Production[b]	8	9	33	37

Unit net cash costs per pound of copper[c]
Site production and delivery, excluding adjustments	$1.46	$1.49	$1.42	$1.68
By-product credits	(0.13)	(0.07)	(0.12)	(0.13)
Treatment charges	0.11	0.11	0.11	0.12
Unit net cash costs	$1.44	$1.53	$1.41	$1.67

a.
The impact of the May 2016 sale of a 13 percent undivided interest in Morenci was a decrease of 34 million pounds of copper for fourth-quarter 2016, compared with fourth-quarter 2015, and 84 million pounds of copper for the year 2016, compared with the year 2015.

b.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

North America's consolidated copper sales volumes of 416 million pounds in fourth-quarter 2016 were lower than fourth-quarter 2015 sales of 547 million pounds, primarily reflecting reduced mining rates, lower ore grades and the impact of the May 2016 sale of a portion of FCX's interest in Morenci. North America copper sales are estimated to approximate 1.5 billion pounds for the year 2017, compared with 1.8 billion pounds in 2016.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.44 per pound of copper in fourth-quarter 2016 were lower than unit net cash costs of $1.53 per pound in fourth-quarter 2015, primarily reflecting higher by-product credits and cost reduction initiatives.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.55 per pound of copper for the year 2017, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $7.00 per pound. North America's average unit net cash costs for the year 2017 would change by approximately $0.04 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. The Cerro Verde expansion project commenced operations in September 2015 and achieved capacity operating rates during first-quarter 2016. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. The project expanded the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and is on track to provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of

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molybdenum. Cerro Verde's copper production totaled 1.1 billion pounds for the year 2016, compared with 545 million pounds for the year 2015.
In response to market conditions, in the second half of 2015 FCX adjusted operations at its El Abra mine to reduce mining and stacking rates by approximately 50 percent to achieve lower operating and labor costs, defer capital expenditures and extend the life of the existing operations.
FCX continues to evaluate a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results in recent years at El Abra indicate a significant sulfide resource, which could potentially support a major mill project. Future investments will depend on technical studies, economic factors and market conditions.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the fourth quarters and years ended 2016 and 2015:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	342	284	1,328	869
Sales	359	286	1,332	871
Average realized price per pound	$2.50	$2.16	$2.31	$2.38

Molybdenum (millions of recoverable pounds)
Production[a]	7	2	21	7

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.35	$1.43	$1.26	$1.60
By-product credits	(0.10)	(0.04)	(0.10)	(0.05)
Treatment charges	0.25	0.21	0.24	0.19
Royalty on metals	0.01	0.01	0.01	—
Unit net cash costs	$1.51	$1.61	$1.41	$1.74

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

South America's consolidated copper sales volumes of 359 million pounds in fourth-quarter 2016 were higher than fourth-quarter 2015 sales of 286 million pounds, reflecting Cerro Verde's expanded operations. Sales from South America mining are expected to approximate 1.3 billion pounds of copper for the year 2017, compared with 1.3 billion pounds of copper in 2016.
Average unit net cash costs (net of by-product credits) for South America mining of $1.51 per pound of copper in fourth-quarter 2016 were lower than unit net cash costs of $1.61 per pound in fourth-quarter 2015, primarily reflecting higher copper sales volumes and efficiencies associated with the Cerro Verde expansion and higher by-product credits. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.61 per pound of copper for the year 2017, based on current sales volume and cost estimates and assuming an average price of $7.00 per pound of molybdenum.

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Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrates that contain significant quantities of gold and silver.
Regulatory Matters. PT-FI continues to engage with Indonesian government officials regarding its long-term operating rights under its Contract of Work (COW), and its rights to export concentrate without restriction.
In July 2014, PT-FI and the Indonesian government entered into a Memorandum of Understanding (MOU), in which subject to concluding an agreement to extend PT-FI's operations beyond 2021 on acceptable terms, PT-FI agreed to construct new smelter capacity in Indonesia and to divest an additional 20.64 percent interest in PT-FI at fair market value. PT-FI also agreed to pay higher royalties and to pay export duties until certain smelter development milestones were met. In January 2015, the MOU was extended to July 25, 2015, and it expired on that date. The increased royalty rates, export duties and smelter assurance bond have remained in effect.
In October 2015, the Indonesian government provided a letter of assurance to PT-FI indicating that it would revise regulations allowing it to approve the extension of operations beyond 2021, and provide the same rights and the same level of legal and fiscal certainty provided under its current COW.
In January 2017, the Indonesian government issued new regulations to address exports of unrefined metals, including copper concentrates and anode slimes, and other matters related to the mining sector. The new regulations permit the continuation of copper concentrate exports for a five year period through January 2022, subject to various conditions, including conversion from a contract of work to a special operating license (an IUPK), commitment to completion of smelter construction in five years and payment of export duties to be determined by the Ministry of Finance. In addition, the new regulations enable application for extension of operating rights five years before expiration of the IUPK and require foreign IUPK holders to divest 51 percent to Indonesian interests no later than the tenth year of production. Export licenses would be valid for one-year periods, subject to review every six months, depending on smelter construction progress.
The January 2017 regulations permit the export of anode slimes, which is necessary for PT Smelting (PT-FI’s 25 percent owned copper smelter and refinery located in Gresik, Indonesia) to continue operating. PT Smelting is engaged in discussions with the Indonesian government related to the renewal of its anode slimes export license.
Following the issuance of the January 2017 regulations and discussions with the government, PT-FI advised the Indonesian government that it would convert its COW to an IUPK, subject to obtaining an investment stability agreement providing the same rights and the same level of legal and fiscal certainty enumerated under its COW. PT-FI also committed to constructing a new smelter during a five year timeframe after approval of the extension of its operating rights. The COW would remain in effect until it is replaced by a mutually satisfactory alternative.
PT-FI has requested that concentrate exports be permitted while the new license and stability agreement are negotiated. PT-FI is discussing the applicability of export duties and divestment requirements with the Indonesian government. Under its COW, PT-FI is not required to pay export duties on concentrate or to conduct further divestments.
As of January 25, 2017, PT-FI has not obtained approval to export concentrate. PT-FI has advised the Indonesian government that if it is prohibited from exporting copper concentrate it would be required to reduce production to match available capacity at PT Smelting or approximately 40 percent of PT-FI's capacity (assuming that PT Smelting's export license is approved). Under this scenario, PT-FI would be required to take near-term actions to reduce its workforce, significantly reduce costs and suspend future investments on its underground development projects and new smelter.
Under its COW, PT-FI has rights to export copper concentrate without restriction or payment of export duties. If necessary, PT-FI may consider legal action to enforce its contractual rights should it fail to reach a mutually satisfactory agreement with the Indonesian government.
In January 2017, the Indonesia Tax Court issued a ruling against PT-FI with respect to assessments from the local regional tax authority in Papua, Indonesia, for additional taxes and penalties related to surface water taxes for the period from January 2011 through July 2015 in the amount of $376 million (based on exchange rates at December 31, 2016, and including $227 million in penalties). The aggregate amount of assessments received from August 2015 through December 2016 was an additional $93 million, including penalties. No amounts have been

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recorded at this time for these assessments because PT-FI's COW exempts it from these payments. PT-FI has the right to contest these assessments by appeal to the Indonesia Supreme Court and/or institute dispute resolution proceedings under the COW. Under Indonesian law, payment is required approximately 30 days after written receipt of the ruling. PT-FI expects to challenge this decision and is evaluating its options.
Operating and Development Activities. PT-FI is currently mining the final phase of the Grasberg open pit, which contains high copper and gold ore grades. PT-FI expects to mine high-grade ore over the next several quarters prior to transitioning to the Grasberg Block Cave underground mine during 2018.
PT-FI has several projects in progress in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit. From 2017 to 2021, estimated aggregate capital spending on these projects is currently expected to average $1.0 billion per year ($0.8 billion per year net to PT-FI). Considering the long-term nature and size of these projects, actual costs could vary from these estimates. In response to market conditions and Indonesian regulatory uncertainty, the timing of these expenditures continues to be reviewed.
Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the fourth quarters and years ended 2016 and 2015:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	369	201	1,063	752
Sales	352	195	1,054	744
Average realized price per pound	$2.48	$2.14	$2.32	$2.33

Gold (thousands of recoverable ounces)
Production	424	345	1,061	1,232
Sales	401	333	1,054	1,224
Average realized price per ounce	$1,174	$1,066	$1,237	$1,129

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.50	$2.40	$1.63	$2.39
Gold and silver credits	(1.34)	(1.87)	(1.30)	(1.91)
Treatment charges	0.27	0.31	0.28	0.31
Export duties	0.09	0.10	0.09	0.15
Royalty on metals	0.13	0.15	0.13	0.15
Unit net cash costs	$0.65	$1.09	$0.83	$1.09

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

Indonesia's consolidated sales of 352 million pounds of copper and 401 thousand ounces of gold in fourth-quarter 2016 were higher than fourth-quarter 2015 sales of 195 million pounds of copper and 333 thousand ounces of gold, primarily reflecting higher ore grades.
Indonesia's fourth-quarter 2016 sales were below October 2016 estimates by approximately 120 million pounds of copper and 190 thousand ounces of gold, principally reflecting lower mining rates in the Grasberg open pit, which affected the timing of its copper and gold production resulting in a deferral of volumes to future periods. Various initiatives are under way to improve productivity levels in the open pit.
At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in quarterly and annual production of copper and gold. Consolidated sales volumes from Indonesia mining operations (assuming normal operations, including the resumption of concentrate exports in February 2017 and the renewal of PT Smelting's export license) are expected to approximate 1.3 billion pounds of copper and 2.2 million ounces of

Freeport-McMoRan	9

gold for the year 2017, compared with 1.05 billion pounds of copper and 1.05 million ounces of gold for the year 2016. For each month of delay in obtaining approval to export, PT-FI's share of production is projected to be reduced by approximately 70 million pounds of copper and 100 thousand ounces of gold.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes and other factors. Indonesia's unit net cash costs (including gold and silver credits) of $0.65 per pound of copper in fourth-quarter 2016 were lower than unit net cash costs of $1.09 per pound in fourth-quarter 2015, primarily reflecting higher sales volumes.
Anticipated higher ore grades from the Grasberg mine are expected to result in lower unit net cash costs in 2017. Assuming an average gold price of $1,200 per ounce for 2017 and achievement of current sales volume and cost estimates (assuming normal operations), unit net cash credits (net of gold and silver credits) for Indonesia mining are expected to approximate $0.03 per pound of copper for the year 2017. Indonesia mining's unit net cash credits for the year 2017 would change by approximately $0.075 per pound for each $50 per ounce change in the average price of gold. Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on copper and gold volumes.
Indonesia mining's projected sales volumes are dependent on a number of factors, including operational performance, the timing of shipments and its ability to continue to export copper concentrate.
Africa Mining. In November 2016, FCX completed the sale of its interest in TFHL, through which FCX held an effective 56 percent interest in the Tenke copper and cobalt mining concessions in the Southeast region of the DRC. In accordance with accounting guidelines, the operating results of Africa mining have been separately reported as discontinued operations in FCX’s consolidated statements of operations for all periods presented.
The fourth-quarter 2016 loss on disposal of discontinued operations of $16 million includes a charge of $33 million for FCX's share of the settlement agreement entered into with La Générale des Carrières et des Mines (Gécamines), which is wholly owned by the DRC government, resulting in a resolution of all claims brought by Gécamines against FCX, including the action brought before the International Chamber of Commerce (ICC) International Arbitration Court, related to the sale of FCX's interest in TFHL to CMOC. The parties to the settlement are FCX, CMOC, Lundin Mining Corporation, TFHL, Tenke Fungurume Mining S.A., BHR Newwood Investment Management Limited and Gécamines. Partly offsetting this charge is a gain of $13 million recognized for the fair value of contingent consideration, which in accordance with accounting guidelines will continue to be adjusted through December 31, 2019.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the fourth quarters and years ended 2016 and 2015:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016[a]	2015	2016[a]	2015
Copper (millions of recoverable pounds)
Production	69	110	425	449
Sales	59	117	424	467
Average realized price per pound[b]	$2.31	$2.13	$2.10	$2.42

Cobalt (millions of contained pounds)
Production	4	10	32	35
Sales	4	9	33	35
Average realized price per pound	$8.66	$6.47	$7.45	$8.21

Unit net cash costs per pound of copper[c]
Site production and delivery, excluding adjustments	$1.42	$1.58	$1.58	$1.58
Cobalt credits[d]	(0.41)	(0.28)	(0.39)	(0.42)
Royalty on metals	0.05	0.05	0.05	0.05
Unit net cash costs	$1.06	$1.35	$1.24	$1.21

a.	Includes the results of Tenke through November 16, 2016.

b.	Includes point-of-sale transportation costs as negotiated in customer contracts.

Freeport-McMoRan	10

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in net (loss) income from discontinued operations in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

d.	Net of cobalt downstream processing and freight costs.

Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. In response to market conditions, the Henderson molybdenum mine operated at reduced rates during 2016, resulting in an approximate 65 percent reduction in its annual production volumes. During 2016, FCX incorporated changes in the commercial pricing structure for its chemical products to enable continuation of chemical-grade production.
Production from the Molybdenum mines totaled 7 million pounds of molybdenum in fourth-quarter 2016, 9 million pounds in fourth-quarter 2015, 26 million pounds in the year 2016 and 48 million pounds in the year 2015. Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North and South America copper mines.
Average unit net cash costs for the Molybdenum mines of $8.26 per pound of molybdenum in fourth-quarter 2016 were higher than $7.15 per pound in fourth-quarter 2015, primarily reflecting lower volumes. Based on current sales volume and cost estimates, unit net cash costs for the Molybdenum mines are expected to average approximately $7.75 per pound of molybdenum for the year 2017.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. Exploration results continue to indicate opportunities for significant future potential reserve additions in North and South America. Exploration spending continues to be constrained by market conditions and is expected to approximate $47 million for the year 2017, compared to $44 million in 2016.

Preliminary Recoverable Proven and Probable Mineral Reserves. FCX has significant reserves, resources and future development opportunities within its portfolio of mining assets. FCX's preliminary estimated consolidated recoverable proven and probable reserves from its mines at December 31, 2016, include 86.8 billion pounds of copper, 26.1 million ounces of gold and 2.95 billion pounds of molybdenum, which were determined using long-term average prices of $2.00 per pound for copper, $1,000 per ounce for gold and $10.00 per pound for molybdenum. The preliminary recoverable proven and probable mining reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable reserve volumes are those which FCX estimates can be economically and legally extracted or produced at the time of the reserve determination.

	Preliminary Recoverable Proven and Probable Mineral Reserves
	Estimated at December 31, 2016
	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
North America	30.4	0.3	2.31
South America	29.5	—	0.64
Indonesia	26.9	25.8	—
Consolidated basis[a]	86.8	26.1	2.95

Net equity interest[b]	70.5	23.7	2.65

Freeport-McMoRan	11

a.
Consolidated reserves represent estimated metal quantities after reduction for joint venture partner interests at the Morenci mine in North America and the Grasberg minerals district in Indonesia. Excluded from the table above were FCX’s estimated recoverable proven and probable reserves of 281.8 million ounces of silver, which was determined using a long-term average price of $15 per ounce.

b.
Net equity interest reserves represent estimated consolidated metal quantities further reduced for noncontrolling interest ownership. Excluded from the table above were FCX’s estimated recoverable proven and probable reserves of 226.0 million ounces of silver.

The following table summarizes changes in FCX's preliminary estimated consolidated recoverable proven and probable copper, gold and molybdenum reserves during 2016:

	Copper		Gold	Molybdenum
	(billions of lbs)		(millions of ozs)	(billions of lbs)
Reserves at December 31, 2015	99.5		27.1	3.05
Net additions	0.5		0.1	—
Production	(4.6)	[a]	(1.1)	(0.08)
Sale of Tenke	(6.8)		—	—
Sale of 13 percent undivided interest in Morenci	(1.8)		—	(0.02)
Reserves at December 31, 2016	86.8		26.1	2.95

a. Includes copper production of 0.4 billion pounds from the Tenke mine.
In addition to the preliminary consolidated recoverable proven and probable reserves, FCX's preliminary estimated mineralized material (assessed using a long-term average copper price of $2.20 per pound for copper) totaled 102 billion pounds of incremental contained copper as of December 31, 2016. FCX continues to pursue opportunities to convert this material into reserves, future production volumes and cash flow.

OIL AND GAS OPERATIONS
In December 2016, FCX completed the sales of the Deepwater GOM and onshore California oil and gas properties for $2.6 billion (before closing adjustments) and contingent consideration. FCX has the right to receive additional proceeds of up to $300 million, including (i) $150 million for contingent payments related to the Deepwater GOM sale, which will be payable to FCX as the buyer realizes future cash flows in connection with a third-party production handling agreement, and (ii) $150 million related to the onshore California sale, which is based on the average price of Brent crude oil for the years 2018, 2019 and 2020. In connection with the Deepwater GOM transaction, FCX also settled a preferred stock obligation at its Plains Offshore Operations Inc. subsidiary for $582 million (at September 30, 2016, this preferred stock obligation was recorded at $774 million on FCX's consolidated balance sheet).
In January 2017, FCX entered into an agreement to sell its property interests in the Madden area for cash consideration of $20 million. The transaction has an effective date of January 1, 2017, and is expected to close in first-quarter 2017. Following the completion of the Madden transaction, FCX’s portfolio of oil and gas assets would include oil and natural gas production onshore in South Louisiana and on the GOM Shelf and oil production offshore California, which had oil and gas sales volumes of 1.5 MMBOE in fourth-quarter 2016.
CASH FLOWS, CASH, DEBT and EQUITY TRANSACTIONS
Operating Cash Flows. FCX generated operating cash flows of $1.1 billion (net of $406 million in working capital uses and changes in other tax payments) in fourth-quarter 2016 and $3.7 billion (including $57 million in working capital sources and changes in other tax payments) for the year 2016.
Based on current sales volume and cost estimates and assuming average prices of $2.50 per pound of copper, $1,200 per ounce of gold and $7.00 per pound of molybdenum, FCX's consolidated operating cash flows are estimated to approximate $4.3 billion for the year 2017 (including $1.0 billion in working capital sources and other tax payments). The impact of price changes during 2017 on operating cash flows would approximate $385 million for each $0.10 per pound change in the average price of copper, $95 million for each $50 per ounce change in the average price of gold and $100 million for each $2 per pound change in the average price of molybdenum. Projections for 2017 assume normal operating levels at PT-FI. Refer to page 8 for discussion of recent regulatory changes in Indonesia, which may have a significant impact on future results.

Freeport-McMoRan	12

Capital Expenditures. Capital expenditures totaled $504 million for fourth-quarter 2016, consisting of $405 million for mining operations (including $285 million for major projects) and $99 million for oil and gas operations. Capital expenditures for the year 2016 totaled $2.8 billion, consisting of $1.6 billion for mining operations (including $1.2 billion for major projects) and $1.2 billion for oil and gas operations.
Capital expenditures are expected to approximate $1.8 billion for the year 2017, including $1.1 billion for major mining projects, primarily related to the development of underground mines by PT-FI. Refer to page 8 for discussion of recent regulatory changes in Indonesia, which may impact future investment in PT-FI's underground development projects.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at December 31, 2016 (in millions):

Cash at domestic companies	$3,908
Cash at international operations	337
Total consolidated cash and cash equivalents	4,245
Noncontrolling interests' share	(95)
Cash, net of noncontrolling interests' share	4,150
Withholding taxes and other	(22)
Net cash available	$4,128

Debt. FCX continues to focus on cost and capital management and cash flow generation from its operations and has taken actions to improve its balance sheet through asset sales, available cash flows and other transactions. Following is a summary of total debt and the related weighted-average interest rates at December 31, 2016 (in billions, except percentages):

		Weighted-
		Average
		Interest Rate
Senior Notes	$14.4	4.4%
Cerro Verde Credit Facility	1.4	2.7%
Other FCX debt	0.2	3.1%
Total debt	$16.0	4.2%

During fourth-quarter 2016, FCX repaid the $2.5 billion balance of its Term Loan with proceeds from recent asset sales transactions and purchased $38 million of its senior notes in open-market transactions. Additionally, in December 2016, FCX completed an exchange offer and consent solicitation associated with the Freeport-McMoRan Oil & Gas LLC (FM O&G) senior notes. Holders representing 89 percent of the outstanding FM O&G senior notes tendered their notes and were issued new FCX notes. Each series of newly issued FCX senior notes have an interest rate and maturity date that is identical to the interest rate and maturity date of the applicable series of FM O&G senior notes. The newly issued FCX senior notes are senior unsecured obligations of FCX and rank equally in right of payment with all other existing and future senior unsecured indebtedness of FCX.
At December 31, 2016, FCX had no borrowings, $43 million in letters of credit issued and availability of $3.5 billion under its $3.5 billion revolving credit facility.
FCX's debt maturities, total $1.2 billion in 2017 and $1.5 billion in 2018 (excluding scheduled amortization of $0.8 billion in 2018 for the Cerro Verde credit facility).
Equity. In November 2016, FCX completed its registered ATM offering of common stock announced in July 2016, which raised $1.5 billion in gross proceeds through the sale of 116.5 million shares of FCX common stock. At December 31, 2016, FCX had 1.44 billion common shares outstanding.

Freeport-McMoRan	13

FINANCIAL POLICY
FCX intends to continue to seek to strengthen its financial position, with a focus on debt reduction. In December 2015, FCX's common stock dividend was suspended. FCX's Board of Directors will continue to review its financial policy on an ongoing basis.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's fourth-quarter 2016 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, February 24, 2017.
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FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world's largest publicly traded copper producer.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, operating cash flows, capital expenditures, debt reduction initiatives, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold and molybdenum price changes, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, and share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. Under its revolving credit facility, as amended, FCX is not permitted to pay dividends on common stock on or prior to March 31, 2017. The declaration of dividends is at the discretion of FCX's Board of Directors (Board), subject to restrictions under FCX's credit agreements, and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board. This press release also includes forward-looking statements regarding mineralized material not included in reserves. The mineralized material described will not qualify as reserves until comprehensive engineering studies establish their feasibility. Accordingly, no assurance can be given that the estimated mineralized material not included in reserves will become proven and probable reserves.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold and molybdenum, mine sequencing, production rates, potential effects of cost and capital expenditure reductions and production curtailments on financial results and cash flow, the outcome of FCX's debt reduction initiatives, FCX's ability to secure regulatory approvals, potential inventory adjustments, potential impairment of long-lived mining assets, the outcome of ongoing discussions with the Indonesian government regarding PT Freeport Indonesia's (PT-FI) Contract of Work (COW), the potential effects of violence in Indonesia generally and in the province of Papua, industry risks, regulatory changes, political risks, labor relations, weather- and climate-related risks, environmental risks, litigation results (including the final disposition of the recent unfavorable Indonesian Tax Court ruling relating to surface water taxes) and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC. With respect to FCX's operations in Indonesia, such factors include whether PT-FI will be able to resume exporting its copper concentrate directly and indirectly through PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit), which depends upon the satisfactory resolution of complex regulatory matters in Indonesia. PT-FI's inability to export copper concentrate itself and through PT Smelting for any extended period of time would lead to the suspension of all of FCX's production in Indonesia.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and molybdenum, oil and gas realized revenues, cash production costs and cash operating margin, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	14

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA

	Three Months Ended December 31,
	Production		Sales
COPPER (millions of recoverable pounds)	2016	2015	2016		2015
(FCX's net interest in %)
North America
Morenci (72%)[a]	190	246	188		255
Bagdad (100%)	38	53	39		56
Safford (100%)	57	66	56		66
Sierrita (100%)	40	49	39		50
Miami (100%)	5	10	6		11
Chino (100%)	69	83	69		87
Tyrone (100%)	20	19	18		21
Other (100%)	1	1	1		1
Total North America	420	527	416		547

South America
Cerro Verde (53.56%)	293	211	307		209
El Abra (51%)	49	73	52		77
Total South America	342	284	359		286

Indonesia
Grasberg (90.64%)[b]	369	201	352		195
Consolidated - continuing operations	1,131	1,012	1,127	[c]	1,028	[c]
Discontinued operations - Tenke Fungurume (Tenke) (56%)[d]	69	110	59		117
Total	1,200	1,122	1,186		1,145
Less noncontrolling interests	225	201	227		204
Net	975	921	959		941

Average realized price per pound (continuing operations)			$2.48		$2.19
Average realized price per pound (including Tenke)			$2.47		$2.18

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	6	5	4		5
Indonesia (90.64%)[b]	424	345	401		333
Consolidated	430	350	405		338
Less noncontrolling interests	40	32	38		31
Net	390	318	367		307

Average realized price per ounce			$1,174		$1,067

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	3	4	N/A		N/A
Climax (100%)	4	5	N/A		N/A
North America copper mines (100%)[a]	8	9	N/A		N/A
Cerro Verde (53.56%)	7	2	N/A		N/A
Consolidated	22	20	22		20
Less noncontrolling interests	3	1	2		1
Net	19	19	20		19

Average realized price per pound			$8.27		$6.94

a. Amounts are net of Morenci's undivided joint venture partner's interest; effective May 31, 2016, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 57 million pounds in fourth-quarter 2016 and 29 million pounds in fourth-quarter 2015.

d. On November 16, 2016, FCX completed the sale of its interest in the Tenke mine.

I

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Years Ended December 31,
	Production		Sales
COPPER (millions of recoverable pounds)	2016	2015	2016		2015
(FCX's net interest in %)
North America
Morenci (72%)[a]	848	902	855		915
Bagdad (100%)	177	210	180		222
Safford (100%)	230	202	229		198
Sierrita (100%)	162	189	162		196
Miami (100%)	25	43	27		46
Chino (100%)	308	314	308		319
Tyrone (100%)	76	84	75		89
Other (100%)	5	3	5		3
Total North America	1,831	1,947	1,841		1,988

South America
Cerro Verde (53.56%)	1,108	545	1,105		544
El Abra (51%)	220	324	227		327
Total South America	1,328	869	1,332		871

Indonesia
Grasberg (90.64%)[b]	1,063	752	1,054		744
Consolidated - continuing operations	4,222	3,568	4,227	[c]	3,603	[c]
Discontinued operations - Tenke (56%)[d]	425	449	424		467
Total	4,647	4,017	4,651		4,070
Less noncontrolling interests	909	680	910		688
Net	3,738	3,337	3,741		3,382

Average realized price per pound (continuing operations)			$2.28		$2.42
Average realized price per pound (including Tenke)			$2.27		$2.42

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	27	25	25		23
Indonesia (90.64%)[b]	1,061	1,232	1,054		1,224
Consolidated	1,088	1,257	1,079		1,247
Less noncontrolling interests	99	115	99		115
Net	989	1,142	980		1,132

Average realized price per ounce			$1,238		$1,129

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	10	25	N/A		N/A
Climax (100%)	16	23	N/A		N/A
North America (100%)[a]	33	37	N/A		N/A
Cerro Verde (53.56%)	21	7	N/A		N/A
Consolidated	80	92	74		89
Less noncontrolling interests	9	3	6		4
Net	71	89	68		85

Average realized price per pound			$8.33		$8.70

a. Amounts are net of Morenci's undivided joint venture partner's interest; effective May 31, 2016, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 188 million pounds for the year 2016 and 121 million pounds for the year 2015.

d. On November 16, 2016, FCX completed the sale of its interest in the Tenke mine.

II

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	662,700	906,500	739,200	909,900
Average copper ore grade (percent)	0.30	0.26	0.31	0.26
Copper production (millions of recoverable pounds)	303	326	1,224	1,134

Mill Operations
Ore milled (metric tons per day)	302,300	319,300	300,500	312,100
Average ore grades (percent):
Copper	0.44	0.50	0.47	0.49
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	83.0	84.8	85.5	85.4
Production (millions of recoverable pounds):
Copper	193	244	854	972
Molybdenum	8	9	33	37

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	132,400	113,800	151,600	193,900
Average copper ore grade (percent)	0.43	0.49	0.41	0.44
Copper production (millions of recoverable pounds)	78	100	328	430

Mill Operations
Ore milled (metric tons per day)	366,500	240,100	353,400	152,100
Average ore grades:
Copper (percent)	0.43	0.47	0.43	0.46
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	85.1	85.1	85.8	81.5
Production (millions of recoverable pounds):
Copper	264	184	1,000	439
Molybdenum	7	2	21	7

100% Indonesia Mining
Ore milled (metric tons per day):[a]
Grasberg open pit	126,900	108,400	119,700	115,900
Deep Ore Zone underground mine	36,000	43,000	38,000	43,700
Deep Mill Level Zone (DMLZ) underground mine[b]	2,500	3,500	4,400	2,900
Grasberg Block Cave underground mine[b]	3,000	—	2,700	—
Big Gossan underground mine[b]	1,500	—	900	—
Total	169,900	154,900	165,700	162,500
Average ore grades:
Copper (percent)	1.08	0.75	0.91	0.67
Gold (grams per metric ton)	0.97	0.92	0.68	0.79
Recovery rates (percent):
Copper	92.0	90.9	91.0	90.4
Gold	83.7	84.1	82.2	83.4
Production (recoverable):
Copper (millions of pounds)	326	201	1,062	752
Gold (thousands of ounces)	397	345	1,061	1,232

100% Africa Mining (Discontinued Operations)[c]
Ore milled (metric tons per day)	14,100	15,900	15,200	14,900
Average ore grades (percent):
Copper	4.53	3.64	4.18	4.00
Cobalt	0.42	0.51	0.44	0.43
Copper recovery rate (percent)	93.3	94.0	93.6	94.0
Production (millions of pounds):
Copper (recoverable)	69	110	425	449
Cobalt (contained)	4	10	32	35

100% Molybdenum Mines
Ore milled (metric tons per day)	20,000	25,900	18,300	34,800
Average molybdenum ore grade (percent)	0.18	0.20	0.21	0.20
Molybdenum production (millions of recoverable pounds)	7	9	26	48

a. Amounts represent the approximate average daily throughput processed at PT Freeport Indonesia's (PT-FI) mill facilities from each producing mine and from development activities that result in metal production.

b. Targeted production rates once the DMLZ underground mine reaches full capacity are expected to approximate 80,000 metric tons of ore per day in 2021; production from the Grasberg Block Cave underground mine is expected to commence in 2018, and production from the Big Gossan underground mine has restarted.

c. On November 16, 2016, FCX completed the sale of its interest in the Tenke mine.

III

FREEPORT-McMoRan INC.
SELECTED U.S. OIL AND GAS OPERATING DATA

	Three Months Ended December 31,
	Sales Volumes				Sales per Day
	2016		2015		2016		2015
Gulf of Mexico (GOM)[a]
Oil (thousand barrels or MBbls)	5,436		5,796		59		63
Natural gas (million cubic feet or MMcf)	10,370		9,731		113		106
Natural gas liquids (NGLs, in MBbls)	42		576		1		6
Thousand barrels of oil equivalents (MBOE)	7,207		7,994		78		87
Average realized price per BOE[b]	$39.75		$32.65
Cash production costs per BOE[b]	$11.38		$11.94
Capital expenditures (in millions)	$38		$619

CALIFORNIA[a]
Oil (MBbls)	2,836		3,162		31		34
Natural gas (MMcf)	456		490		5		5
NGLs (MBbls)	34		38		—	[c]	1
MBOE	2,947		3,282		32		36
Average realized price per BOE[b]	$42.88		$32.44
Cash production costs per BOE[b]	$22.01		$30.53
Capital expenditures (in millions)	$9		$18

HAYNESVILLE/MADDEN/OTHER[d]
Oil (MBbls)	1		38		—	[c]	1
Natural gas (MMcf)	2,026		11,317		22		123
NGLs (MBbls)	—		11		—	[c]	—	[c]
MBOE	338		1,935		4		21
Average realized price per BOE[b]	$16.13		$13.11
Cash production costs per BOE[b]	$19.24		$9.37
Capital expenditures (in millions)	$—		$(1)

TOTAL U.S. OIL AND GAS OPERATIONS
Oil (MBbls)	8,273		8,996		90		98
Natural gas (MMcf)	12,852		21,538		140		234
NGLs (MBbls)	76		625		1		7
MBOE	10,492	[e]	13,211		114	[e]	144
Cash operating margin per BOE:[b]
Realized revenue	$39.88	[f]	$37.49	[f]
Less: cash production costs	14.62		16.17
Cash operating margin	$25.26		$21.32
Depreciation, depletion and amortization per BOE	$16.51		$25.61
Capital expenditures (in millions)	$99	[g]	$518	[g]

a.	In December 2016, FCX completed the sales of the Deepwater GOM and onshore California properties.

b.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XV, which are available on FCX's website, “www.fcx.com.”

c.	Rounds to less than 1 MBbl per day.

d.
In July 2016, FCX completed the sale of its Haynesville shale assets. In January 2017, FCX entered into an agreement to sell its interests in the Madden area, which is expected to close first-quarter 2017.

e.	Includes sales of 8.7 MMBOE (94 MBOE per day) from the Deepwater GOM and onshore California oil and gas properties that were sold in December 2016.

f.
Includes realized cash gains on oil and gas derivative contracts of $0.57 per BOE for fourth-quarter 2016 and $7.76 per BOE for fourth-quarter 2015. FCX entered into the 2016 contracts as part of the terms to sell the onshore California properties; these contracts were assumed by the buyer at the completion of the sale. The 2015 contracts were managed on a consolidated basis; accordingly, fourth-quarter 2015 average realized prices per BOE by region do not reflect adjustments for crude oil derivative contracts.

g.
Consolidated capital expenditures for U.S. oil and gas operations reflect total spending, which includes accrual and other adjustments totaling $52 million for fourth-quarter 2016 and $(118) million for fourth-quarter 2015, that are not specifically allocated to the above regions. Excludes international oil and gas capital expenditures, primarily related to Morocco, totaling $19 million for fourth-quarter 2015.

IV

FREEPORT-McMoRan INC.
SELECTED U.S. OIL AND GAS OPERATING DATA (continued)

	Years Ended December 31,
	Sales Volumes				Sales per Day
	2016		2015		2016		2015
GOM[a]
Oil (MBbls)	22,906		22,161		63		61
Natural gas (MMcf)	39,004		35,878		107		98
NGLs (MBbls)	1,680		2,209		5		6
MBOE	31,087		30,350		85		83
Average realized price per BOE[b]	$34.09		$39.81
Cash production costs per BOE[b]	$12.20		$15.46
Capital expenditures (in millions)	$595		$2,630

CALIFORNIA[a]
Oil (MBbls)	11,382		12,935		31		35
Natural gas (MMcf)	1,779		2,154		5		6
NGLs (MBbls)	138		166		—	[c]	1
MBOE	11,817		13,460		32		37
Average realized price per BOE[b]	$35.52		$39.92
Cash production costs per BOE[b]	$24.43		$30.66
Capital expenditures (in millions)	$31		$90

HAYNESVILLE/MADDEN/OTHER[d]
Oil (MBbls)	83		158		—	[c]	—	[c]
Natural gas (MMcf)	24,302		51,626		66		142
NGLs (MBbls)	21		50		—	[c]	—	[c]
MBOE	4,154		8,812		11		24
Average realized price per BOE[b]	$12.98		$15.77
Cash production costs per BOE[b]	$11.26		$11.02
Capital expenditures (in millions)	$2		$28

TOTAL U.S. OIL AND GAS OPERATIONS
Oil (MBbls)	34,371		35,254		94		96
Natural gas (MMcf)	65,085		89,658		178		246
NGLs (MBbls)	1,839		2,425		5		7
MBOE	47,058		52,622		128		144
Cash operating margin per BOE:[b]
Realized revenue	$32.59	[e]	$43.54	[e]
Less: cash production costs	15.19		18.59
Cash operating margin	$17.40		$24.95
Depreciation, depletion and amortization per BOE	$18.47		$34.28
Capital expenditures (in millions)	$1,127	[f]	$2,948	[f]

a.	In December 2016, FCX completed the sales of its Deepwater GOM and onshore California properties.

b.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XV, which are available on FCX's website, “www.fcx.com.”

c.	Rounds to less than 1 MBbl per day.

d.
In July 2016, FCX completed the sale of its Haynesville shale assets. In January 2017, FCX entered into an agreement to sell its interests in the Madden area, which is expected to close first-quarter 2017.

e.
Includes realized cash gains on oil and gas derivative contracts of $0.13 per BOE for the year 2016 and $7.72 per BOE for the year 2015. FCX entered into the 2016 contracts as part of the terms to sell the onshore California properties; these contracts were assumed by the buyer at the completion of the sale. The 2015 contracts were managed on a consolidated basis; accordingly, the year 2015 average realized prices per BOE by region do not reflect adjustments for crude oil derivative contracts.

f.
Consolidated capital expenditures for U.S. oil and gas operations reflect total spending, which includes changes in capital expenditure accruals and other adjustments totaling $499 million for the year ended 2016, and $200 million for the year ended 2015 that are not specifically allocated to the above regions. Excludes international oil and gas capital expenditures totaling $47 million for the year 2016 and $100 million for the year 2015, primarily related to the Morocco oil and gas properties.

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2016		2015	2016		2015
	(In Millions, Except Per Share Amounts)
Revenues[a]	$4,377		$3,516	$14,830		$14,607
Cost of sales:
Production and delivery[b]	2,740		2,831	10,697		10,693
Depreciation, depletion and amortization	593		718	2,530		3,240
Impairment of oil and gas properties	—		3,702	4,317		13,144
Metals inventory adjustments	9		184	36		338
Total cost of sales	3,342		7,435	17,580		27,415
Selling, general and administrative expenses	199	[c]	137	607	[c]	558
Mining exploration and research expenses	18		24	64		107
Environmental obligations and shutdown costs	2		17	20		78
Net loss (gain) on sales of assets	113	[d]	—	(649)	[d]	(39)
Total costs and expenses	3,674		7,613	17,622		28,119
Operating income (loss)	703		(4,097)	(2,792)		(13,512)
Interest expense, net[e]	(181)		(179)	(755)		(617)
Net (loss) gain on exchanges and early extinguishment of debt	(25)		—	26		—
Other (expense) income, net	(5)		(1)	49		1
Income (loss) from continuing operations before income taxes and equity in affiliated companies' net earnings (losses)	492		(4,277)	(3,472)		(14,128)
(Provision for) benefit from income taxes[f]	(292)		189	(371)		1,951
Equity in affiliated companies' net earnings (losses)	2		(2)	11		(3)
Net income (loss) from continuing operations	202		(4,090)	(3,832)		(12,180)
Net (loss) income from discontinued operations[g]	(2)		(4)	(193)		91
Net income (loss)	200		(4,094)	(4,025)		(12,089)
Net (income) loss attributable to noncontrolling interests:
Continuing operations	(81)		34	(227)		(27)
Discontinued operations	(19)		(11)	(63)		(79)
Gain on redemption and preferred dividends attributable to redeemable noncontrolling interest	192		(10)	161		(41)
Net income (loss) attributable to FCX common stock[h]	$292		$(4,081)	$(4,154)		$(12,236)

Basic and diluted net income (loss) per share attributable to common stockholders:
Continuing operations	$0.22		$(3.46)	$(2.96)		$(11.32)
Discontinued operations	(0.01)		(0.01)	(0.20)		0.01
	$0.21		$(3.47)	$(3.16)		$(11.31)

Weighted-average common shares outstanding:
Basic	1,403		1,177	1,318		1,082
Diluted	1,410		1,177	1,318		1,082

Dividends declared per share of common stock	$—		$—	$—		$0.2605

a.
Revenues include (i) adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods, which are summarized in the supplemental schedule, "Derivative Instruments" beginning on page XI, and (ii) net noncash mark-to-market losses associated with oil derivative contracts, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," beginning on page IX.

b.
Includes net charges (i) at oil and gas operations associated with contract termination costs, drillship settlements/idle rig costs, inventory adjustments, asset impairments and other net charges and (ii) at mining operations for asset retirement/impairment, restructuring and other net charges. Refer to the supplemental schedule, "Adjusted Net Income (Loss)," beginning on page IX for a summary of these charges.

c.	Includes restructuring charges at oil and gas operations, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," beginning on page IX.

d.
Includes gains totaling $183 million for (i) contingent payments associated with the sale of the Deepwater GOM oil and gas properties and (ii) the fair value of contingent consideration associated with the sale of the onshore California oil and gas properties, which in accordance with accounting guidelines will continue to be adjusted through December 31, 2020.

e.
Consolidated interest expense, excluding capitalized interest, totaled $207 million in fourth-quarter 2016, $210 million in fourth-quarter 2015, $854 million for the year 2016 and $832 million for the year 2015.

f.	Refer to the supplemental schedule, "Income Taxes," on page XI for a summary of FCX's (provision for) benefit from income taxes.

g.
Reflects the results of TF Holdings Limited (TFHL) through November 16, 2016, and includes charges for allocated interest expense associated with FCX's term loan that was required to be repaid as a result of the sale of FCX's interest in TFHL. The fourth quarter and year 2016 also include a loss on disposal. For a summary of the components of net (loss) income from discontinued operations, refer to the supplemental schedules on pages XXVIII to XXXI.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page XII for a summary of net impacts from changes in these deferrals.

VI

FREEPORT-McMoRan INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2016	2015
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,245	$177
Trade accounts receivable	1,126	645
Income and other tax receivables	879	1,332
Other accounts receivable	89	152
Inventories:
Mill and leach stockpiles	1,338	1,539
Materials and supplies, net	1,306	1,575
Product	998	961
Other current assets	110	161
Held for sale	344	920
Total current assets	10,435	7,462
Property, plant, equipment and mine development costs, net	23,219	23,986
Oil and gas properties - full cost method:
Subject to amortization, less accumulated amortization	74	2,262
Not subject to amortization	—	4,831
Long-term mill and leach stockpiles	1,633	1,663
Other assets	1,956	1,987
Held for sale	—	4,386
Total assets	$37,317	$46,577

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,393	$3,232
Current portion of debt	1,232	649
Current portion of environmental and asset retirement obligations	369	272
Accrued income taxes	66	23
Held for sale	205	131
Total current liabilities	4,265	4,307
Long-term debt, less current portion	14,795	19,675
Deferred income taxes	3,768	3,567
Environmental and asset retirement obligations, less current portion	3,487	3,714
Other liabilities	1,745	1,641
Held for sale	—	865
Total liabilities	28,060	33,769

Redeemable noncontrolling interest	—	764

Equity:
FCX stockholders' equity:
Common stock	157	137
Capital in excess of par value	26,690	24,283
Accumulated deficit	(16,540)	(12,387)
Accumulated other comprehensive loss	(548)	(503)
Common stock held in treasury	(3,708)	(3,702)
Total FCX stockholders' equity	6,051	7,828
Noncontrolling interests	3,206	4,216
Total equity	9,257	12,044
Total liabilities and equity	$37,317	$46,577

VII

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended December 31,
	2016	2015
	(In Millions)
Cash flow from operating activities:
Net loss	$(4,025)	$(12,089)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	2,610	3,497
Impairment of oil and gas properties	4,317	13,144
Non-cash drillship settlements and other contract terminations	689	—
Metals inventory adjustments	36	338
Asset impairments, inventory adjustments, restructuring and other	134	256
Net gain on sales of assets	(649)	(39)
Stock-based compensation	86	85
Net charges for environmental and asset retirement obligations, including accretion	191	209
Payments for environmental and asset retirement obligations	(242)	(198)
Net gain on exchanges and early extinguishment of debt	(26)	—
Deferred income taxes	239	(2,039)
Loss on disposal of discontinued operations	198	—
Decrease (increase) in long-term mill and leach stockpiles	10	(212)
Net loss (gain) on oil and gas derivative contracts	35	(87)
Other, net	69	(18)
Changes in working capital and other tax payments, excluding amounts from dispositions:
Accounts receivable	(175)	813
Inventories	117	379
Other current assets	37	97
Accounts payable and accrued liabilities	(28)	(217)
Accrued income taxes and changes in other tax payments	106	(699)
Net cash provided by operating activities	3,729	3,220

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(102)	(355)
South America	(382)	(1,722)
Indonesia	(1,025)	(901)
Molybdenum mines	(2)	(13)
U.S. oil and gas operations	(1,127)	(2,948)
Other	(175)	(414)
Proceeds from sales of:
Deepwater GOM and onshore California oil and gas properties	2,272	—
Interest in TFHL	2,664	—
Additional interest in Morenci	996	—
Other assets	423	160
Other, net	8	(53)
Net cash provided by (used in) investing activities	3,550	(6,246)

Cash flow from financing activities:
Proceeds from debt	3,681	8,272
Repayments of debt	(7,625)	(6,677)
Net proceeds from sale of common stock	1,515	1,936
Cash dividends and distributions paid:
Common stock	(6)	(605)
Noncontrolling interests, including redemption	(693)	(120)
Stock-based awards net payments, including excess tax benefit	(6)	(4)
Debt financing costs and other, net	(32)	(16)
Net cash (used in) provided by financing activities	(3,166)	2,786
Net increase (decrease) in cash and cash equivalents	4,113	(240)
(Increase) decrease in cash and cash equivalents in assets held for sale	(45)	119
Cash and cash equivalents at beginning of year	177	298
Cash and cash equivalents at end of year	$4,245	$177

VIII

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME (LOSS)

Adjusted net income (loss) is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income (loss) attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income (loss) follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended December 31,
	2016					2015
	Pre-tax		After-tax		Per Share	Pre-tax	After-tax		Per Share
Net income (loss) attributable to common stock	N/A		$292		$0.21	N/A	$(4,081)		$(3.47)

Net noncash mark-to-market losses on oil derivative contracts	$(41)	[a]	$(41)		$(0.03)	$(102)	$(63)		$(0.05)
Impairment of oil and gas properties	—		—		—	(3,702)	(3,743)		(3.18)
Other oil and gas (charges) credits:
Drillship settlements/idle rig and contract termination costs	(103)	[b]	(103)		(0.07)	(13)	(8)		(0.01)
Inventory adjustments, asset impairment and other net credits (charges)	8		8		0.01	(116)	(73)		(0.06)
Net restructuring charges	(47)		(47)		(0.03)	—	—		—
Mining charges:
Metals inventory adjustments	(9)		(9)		(0.01)	(184)	(118)		(0.10)
Asset impairment, restructuring and other net charges	(16)		(6)		—	(53)	(34)		(0.03)
Charges for executive retirement benefits	—		—		—	(18)	(12)		(0.01)
Adjustments to environmental obligations and related litigation reserves	5		5		—	(7)	(5)		—
Net loss on sales of assets	(113)	[c]	(108)		(0.08)	—	—		—
Net loss on exchanges and early extinguishment of debt	(25)		(25)		(0.02)	—	—		—
Net tax credits	N/A		84	[d]	0.06	N/A	—		—
Loss on disposal of discontinued operations	(16)	[e]	(16)		(0.01)	—	—		—
Gain on redemption of redeemable noncontrolling interest	199	[f]	199		0.14	—	—	—	—
	$(158)		$(59)		$(0.04)	$(4,195)	$(4,056)		$(3.45)	[g]

Adjusted net income (loss) attributable to common stock	N/A		$351		$0.25	N/A	$(25)		$(0.02)

a.
As part of the terms to sell the onshore California oil and gas properties, FCX entered into derivative contracts for a portion of projected oil sales; these contracts were assumed by the buyer at completion of the sale.

b.
Includes $5 million for fair value adjustments of contingent payments related to drillship settlements, which in accordance with accounting guidelines will continue to be adjusted through June 30, 2017.

c.
Primarily reflects estimated losses associated with the potential Freeport Cobalt and Kisanfu transactions. Also includes gains totaling $183 million for contingent consideration associated with the oil and gas transactions, including (i) $150 million for contingent payments related to the Deepwater GOM sale, which is payable to FCX as the buyer realizes future cash flows in connection with a third-party production handling agreement, and (ii) $33 million for the fair value of the potential $150 million in contingent consideration related to the onshore California sale, which in accordance with accounting guidelines will continue to be adjusted through December 31, 2020.

d.	For further discussion of net tax credits impacting fourth-quarter 2016, refer to "Income Taxes," on page XI.

e.
Primarily reflects a charge of $33 million associated with the settlement agreement entered into with La Générale des Carrières et des Mines (Gécamines) resulting in a resolution of all claims brought by Gécamines against FCX, partly offset by a gain of $13 million for the fair value of the potential $120 million in contingent consideration, which in accordance with accounting guidelines will continue to be adjusted through December 31, 2019.

f.	Represents a gain on the settlement of FCX's preferred stock obligation at its Plains Offshore Operations Inc. subsidiary.

g.	Per share amounts do not foot down because of rounding.

IX

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME (LOSS) (continued)

	Years Ended December 31,
	2016					2015
	Pre-tax		After-tax		Per Share	Pre-tax	After-tax	Per Share
Net loss attributable to common stock	N/A		$(4,154)		$(3.16)	N/A	$(12,236)	$(11.31)

Net noncash mark-to-market losses on oil derivative contracts	$(41)	[a]	$(41)		$(0.03)	$(319)	$(198)	$(0.18)
Impairment of oil and gas properties	(4,317)		(4,317)		(3.28)	(13,144)	(11,598)	(10.72)
Other oil and gas charges:
Drillship settlements/idle rig and contract termination costs	(926)	[b]	(926)		(0.70)	(26)	(16)	(0.01)
Inventory adjustments, asset impairment and other net charges	(111)		(111)		(0.08)	(162)	(101)	(0.10)
Net restructuring charges	(85)		(85)		(0.06)	—	—	—
Mining net charges:
Metals inventory adjustments	(36)		(36)		(0.03)	(338)	(217)	(0.20)
Asset retirement/impairment, restructuring and other net charges	(33)		(14)		(0.01)	(145)	(90)	(0.08)
Charges for executive retirement benefits	—		—		—	(18)	(12)	(0.01)
Adjustments to environmental obligations and related litigation reserves	16		16		0.01	(43)	(28)	(0.03)
Net gain on sales of assets	649	[c]	649		0.49	39	25	0.02
Net gain on exchanges and early extinguishment of debt	26		26		0.02	—	—	—
Gain on shareholder derivative litigation settlement	—		—		—	92	92	0.09
Net tax credits	N/A		374	[d]	0.28	N/A	—	—
Loss on disposal of discontinued operations	(198)	[e]	(198)		(0.15)	—	—	—
Gain on redemption of redeemable noncontrolling interest	199	[f]	199		0.15	—	—	—
	$(4,857)		$(4,464)		$(3.39)	$(14,064)	$(12,143)	$(11.22)

Adjusted net income (loss) attributable to common stock	N/A		$310		$0.23	N/A	$(93)	$(0.09)

a.
As part of the terms to sell the onshore California oil and gas properties, FCX entered into derivative contracts for a portion of projected oil sales; these contracts were assumed by the buyer at completion of the sale.

b.	Includes $23 million for the fair value of contingent payments related to drillship settlements, which in accordance with accounting guidelines will continue to be adjusted through June 30, 2017.

c.
Primarily reflects gains associated with the Morenci and Timok transactions, partly offset by estimated losses associated with the potential Freeport Cobalt and Kisanfu transactions. Also includes gains totaling $183 million for contingent consideration associated with the oil and gas transactions, including (i) $150 million for contingent payments related to the Deepwater GOM sale, which is payable to FCX as the buyer realizes future cash flows in connection with a third-party production handling agreement and (ii) $33 million for the fair value of the potential $150 million in contingent consideration related to the onshore California sale, which in accordance with accounting guidelines will continue to be adjusted through December 31, 2020.

d.	For further discussion of the net tax credits impacting the year 2016, refer to "Income Taxes," on page XI.

e.
Includes (i) a charge of $33 million associated with the settlement agreement entered into with Gécamines resulting in a resolution of all claims brought by Gécamines against FCX, and (ii) a gain of $13 million for the fair value of the potential $120 million in contingent consideration, which in accordance with accounting guidelines will continue to be adjusted through December 31, 2019.

f.	Represents a gain on the settlement of FCX's preferred stock obligation at its Plains Offshore Operations Inc. subsidiary.

X

FREEPORT-McMoRan INC.
INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax (provision) benefit for the fourth quarters and years ended 2016 and 2015 (in millions, except percentages):

	Three Months Ended December 31,
	2016				2015
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$(249)	26%	$65	[b]	$(593)	48%	$285
South America	211	48%	(102)	[c]	(116)	24%	28
Indonesia	514	45%	(230)		103	49%	(50)
Impairment of oil and gas properties	—	N/A	—		(3,702)	37%	1,387
Valuation allowance, net[d]	—	N/A	—		—	N/A	(1,428)
Eliminations and other	16	N/A	(24)		31	N/A	(46)
Rate adjustment[e]	—	N/A	(1)		—	N/A	13
Continuing operations	$492	59%	$(292)		$(4,277)	4%	$189

	Years Ended December 31,
	2016					2015
				Income Tax					Income Tax
	Income	Effective		(Provision)		Income		Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]		Tax Rate	Benefit
U.S.	$(865)	41%		$357	[b]	$(1,626)	[f]	44%	$720
South America	501	43%		(216)	[c]	(40)		(10)%	(4)
Indonesia	1,058	42%		(442)		430		45%	(195)
Impairment of oil and gas properties	(4,317)	38%		1,632		(13,144)		37%	4,884
Valuation allowance, net[d]	—	N/A		(1,632)		—		N/A	(3,338)
Eliminations and other	151	N/A		(70)		252		N/A	(116)
Continuing operations	$(3,472)	(11)%	[g]	$(371)		$(14,128)		14%	$1,951

a.	Represents income (loss) from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings (losses).

b.
Includes net tax credits of $67 million in fourth-quarter 2016 and $357 million for the year 2016 associated with alternative minimum tax credits, changes to valuation allowances and net operating loss carryback claims.

c.	Includes a net tax credit of $13 million ($17 million net of noncontrolling interests) related to changes in Peruvian tax rules.

d.
As a result of the impairment to U.S. oil and gas properties, FCX recorded tax charges to establish valuation allowances against U.S. federal and state deferred tax assets that will not generate a future benefit.

e.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

f.
Includes a gain of $92 million related to net proceeds received from insurance carriers and other third parties related to the shareholder derivative litigation settlement for which there was no related tax provision.

g.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.50 per pound for copper, $1,200 per ounce for gold and $7.00 per pound for molybdenum, FCX estimates its consolidated effective tax rate for the year 2017 will approximate 46 percent and would decrease with higher prices.

DERIVATIVE INSTRUMENTS
Provisional Pricing. For the year 2016, FCX's mined copper (excluding volumes from Tenke) was sold 58 percent in concentrate, 21 percent as cathode and 21 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $2.39 per pound during fourth-quarter 2016, compared to FCX's average realized price (excluding Tenke) of $2.48 per pound.

XI

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS (continued)
Following is a summary of the favorable (unfavorable) impacts of net adjustments to prior periods' provisionally priced copper sales for the fourth quarters and years ended 2016 and 2015 (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues	$129	$(70)	$5	$(100)
Net income attributable to common stock (continuing operations)	$57	$(37)	$2	$(50)
Net income per share of common stock (continuing operations)	$0.04	$(0.03)	$—	$(0.05)
At December 31, 2016, FCX had provisionally priced copper sales at its copper mining operations totaling 466 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.51 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the December 31, 2016, provisional price recorded would have an approximate $15 million effect on 2017 net income attributable to common stock. The LME spot copper price closed at $2.67 per pound on January 24, 2017.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT Freeport Indonesia's (PT-FI) sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to net income attributable to common stock totaling $(15) million in fourth-quarter 2016, $4 million in fourth-quarter 2015, $(8) million for the year 2016 and $42 million for the year 2015. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $43 million at December 31, 2016. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. For oil and gas operations, FCX determines its operating segments on a country-by-country basis. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg copper mines, the Rod & Refining operations and the U.S. Oil & Gas operations.
FCX’s reportable segments previously included Africa mining, which consisted of the Tenke mine. On November 16, 2016, FCX completed the sale of its effective interest in Tenke, which has been removed from continuing operations and reported as discontinued operations for all periods presented.
On May 31, 2016, FCX completed the sale of an additional 13 percent undivided joint venture interest in the Morenci unincorporated joint venture. As a result, FCX’s undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.
Intersegment sales between FCX’s mining operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums. In addition, intersegment sales from Tenke to FCX's other consolidated subsidiaries have been eliminated in discontinued operations.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations[a]
	North America Copper Mines			South America				Indonesia
												Atlantic	Other					Corporate,
										Molyb-		Copper	Mining			U.S.		Other
		Other		Cerro		Other				denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Grasberg		Mines	Refining	& Refining	nations		Mining	Operations		nations		Total
Three Months Ended December 31, 2016
Revenues:
Unaffiliated customers	$88	$29	$117	$756		$131	$887	$1,219	[b]	$—	$1,013	$465	$295	[c]	$3,996	$381	[d]	$—		$4,377
Intersegment	392	585	977	32		—	32	3		50	7	2	(1,071)		—	—		—		—
Production and delivery	256	429	685	424	[e]	94	518	566		52	1,016	437	(826)		2,448	274	[f]	18		2,740
Depreciation, depletion and amortization	47	76	123	124		27	151	100		17	3	7	16		417	173		3		593
Metals inventory adjustments	—	(5)	(5)	—		—	—	—		3	—	—	11		9	—		—		9
Selling, general and administrative expenses	—	1	1	3		—	3	30		—	—	4	6		44	93	[g]	62		199
Mining exploration and research expenses	—	1	1	—		—	—	—		—	—	—	17		18	—		—		18
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	2		2	—		—		2
Net loss on sales of assets	—	—	—	—		—	—	—		—	—	—	105		105	8		—		113
Operating income (loss)	177	112	289	237		10	247	526		(22)	1	19	(107)		953	(167)		(83)		703

Interest expense, net	1	—	1	19		—	19	—		—	—	4	20		44	103		34		181
Provision for (benefit from) income taxes	—	—	—	96		6	102	230		—	—	—	—		332	—		(40)		292
Total assets at December 31, 2016	2,863	4,448	7,311	9,076		1,533	10,609	10,954		1,934	220	658	1,444	[h]	33,130	467		3,720		37,317
Capital expenditures	6	9	15	50		—	50	319		—	—	5	16	[i]	405	99		—		504

Three Months Ended December 31, 2015
Revenues:
Unaffiliated customers	$107	$86	$193	$384		$169	$553	$648	[b]	$—	$1,028	$482	$212	[c]	$3,116	$400		$—		$3,516
Intersegment	437	587	1,024	4		—	4	(1)		50	9	3	(1,089)		—	—		—		—
Production and delivery[e]	406	526	932	275		159	434	497		65	1,032	451	(926)		2,485	354	[f]	(8)		2,831
Depreciation, depletion and amortization	60	92	152	85		31	116	55		20	2	10	21		376	339		3		718
Impairment of oil and gas properties	—	—	—	—		—	—	—		—	—	—	—		—	3,710		(8)	[j]	3,702
Metals inventory adjustments	—	76	76	—		73	73	—		5	—	—	30		184	—		—		184
Selling, general and administrative expenses	1	1	2	1		—	1	29		—	—	3	4		39	48		50		137
Mining exploration and research expenses	—	1	1	—		—	—	—		—	—	—	23		24	—		—		24
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	17		17	—		—		17
Operating income (loss)	77	(23)	54	27		(94)	(67)	66		(40)	3	21	(46)		(9)	(4,051)		(37)		(4,097)

Interest expense, net	—	1	1	15		—	15	—		—	—	2	18		36	57		86		179
Provision for (benefit from) income taxes	—	—	—	13		(41)	(28)	50		—	—	—	—		22	—		(211)		(189)
Total assets at December 31, 2015	3,567	4,878	8,445	9,445		1,661	11,106	9,357		1,999	219	612	6,417	[h]	38,155	8,141		281		46,577
Capital expenditures	29	18	47	378		5	383	250		3	2	5	71	[i]	761	518	[k]	19		1,298

a.
Excludes the results of Tenke, which is reported as discontinued operations. Net loss from discontinued operations totaled $2 million in fourth-quarter 2016 and $4 million in fourth-quarter 2015. Refer to the supplemental schedules on pages XXVIII and XXIX for a summary of the components of net income (loss) from discontinued operations.

b.	Includes PT-FI's sales to PT Smelting totaling $490 million in fourth-quarter 2016 and $350 million in fourth-quarter 2015.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

d.	Includes net losses of $35 million associated with oil derivative contracts that were entered into as part of the terms to sell the onshore California properties.

e.
Fourth-quarter 2016 includes charges of $16 million at Cerro Verde for social commitments. Fourth-quarter 2015 includes asset impairments and restructuring charges totaling $53 million, consisting of $24 million at North America copper mines, $2 million at South America mines, $5 million at Molybdenum mines, $3 million at Rod & Refining, $18 million at Other Mining & Eliminations and $1 million at Corporate, Other & Eliminations.

f.
Includes net charges for totaling $93 million in fourth-quarter 2016 and $129 million in fourth-quarter 2015, primarily for idle rig and contract termination costs, inventory adjustments and asset impairment and other net charges, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," on page IX.

g.	Includes $47 million for net restructuring charges.

h.
Includes assets held for sale totaling $344 million at December 31, 2016, primarily associated with Freeport Cobalt and the Kisanfu exploration project, and $5.3 billion at December 31, 2015, which also includes the Tenke disposal group.

i.	Includes $3 million in fourth-quarter 2016 and $63 million in fourth-quarter 2015 associated with discontinued operations.

j.	Primarily reflects adjustments to the third-quarter 2015 impairment of the Morocco oil and gas properties

k.	Excludes international oil and gas capital expenditures totaling $19 million, primarily related to the Morocco oil and gas properties, which are included in Corporate, Other & Eliminations.

XIII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations[a]
	North America Copper Mines			South America					Indonesia
													Atlantic	Other					Corporate,
											Molyb-		Copper	Mining			U.S.		Other
		Other		Cerro		Other					denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines		Total	Grasberg		Mines	Refining	& Refining	nations		Mining	Operations		nations		Total
Year Ended December 31, 2016
Revenues:
Unaffiliated customers	$444	$240	$684	$2,241		$510		$2,751	$3,233	[b]	$—	$3,833	$1,825	$991	[c]	$13,317	$1,513	[d]	$—		$14,830
Intersegment	1,511	2,179	3,690	187		—		187	62		186	29	5	(4,159)		—	—		—		—
Production and delivery	1,169	1,763	2,932	1,351	[e]	407		1,758	1,794	[e]	199	3,836	1,712	(3,388)		8,843	1,801	[f]	53		10,697
Depreciation, depletion and amortization	217	313	530	443		110		553	384		68	10	29	73		1,647	869		14		2,530
Impairment of oil and gas properties	—	—	—	—		—		—	—		—	—	—	—		—	4,299		18	[g]	4,317
Metals inventory adjustments	—	1	1	—		—		—	—		15	—	—	20		36	—		—		36
Selling, general and administrative expenses	2	3	5	8		1		9	90		—	—	17	15		136	254	[h]	217		607
Mining exploration and research expenses	—	3	3	—		—		—	—		—	—	—	61		64	—		—		64
Environmental obligations and shutdown costs	—	—	—	—		—		—	—		—	—	—	19		19	—		1		20
Net (gain) loss on sales of assets	(576)	—	(576)	—		—		—	—		—	—	—	(67)		(643)	1		(7)		(649)
Operating income (loss)	1,143	336	1,479	626		(8)		618	1,027		(96)	16	72	99		3,215	(5,711)		(296)		(2,792)

Interest expense, net	3	1	4	82		—		82	—		—	—	15	80		181	369		205		755
Provision for (benefit from) income taxes	—	—	—	222		(6)		216	442		—	—	—	—		658	—		(287)		371
Capital expenditures	77	25	102	380		2		382	1,025		2	1	17	109	[i]	1,638	1,127	[j]	48		2,813

Year Ended December 31, 2015
Revenues:
Unaffiliated customers	$558	$351	$909	$1,065		$808		$1,873	$2,617	[b]	$—	$4,125	$1,955	$1,133	[c]	$12,612	$1,994	[d]	$1		$14,607
Intersegment	1,646	2,571	4,217	68		(7)	[k]	61	36		348	29	15	(4,706)		—	—		—		—
Production and delivery[e]	1,523	2,276	3,799	815		623		1,438	1,808		312	4,129	1,848	(3,851)		9,483	1,211	[f]	(1)		10,693
Depreciation, depletion and amortization	217	343	560	219		133		352	293		97	9	39	72		1,422	1,804		14		3,240
Impairment of oil and gas properties	—	—	—	—		—		—	—		—	—	—	—		—	12,980		164	[g]	13,144
Metals inventory adjustments	—	142	142	—		73		73	—		11	—	—	112		338	—		—		338
Selling, general and administrative expenses	3	3	6	3		1		4	103		—	—	16	20		149	188		221		558
Mining exploration and research expenses	—	7	7	—		—		—	—		—	—	—	100		107	—		—		107
Environmental obligations and shutdown costs	—	3	3	—		—		—	—		—	—	—	74		77	—		1		78
Net gain on sales of assets	—	(39)	(39)	—		—		—	—		—	—	—	—		(39)	—		—		(39)
Operating income (loss)	461	187	648	96		(29)		67	449		(72)	16	67	(100)		1,075	(14,189)		(398)		(13,512)

Interest expense, net	2	2	4	16		—		16	—		—	—	10	75		105	186		326		617
Provision for (benefit from) income taxes	—	—	—	13		(9)		4	195		—	—	—	—		199	—		(2,150)		(1,951)
Capital expenditures	253	102	355	1,674		48		1,722	901		13	4	23	277	[i]	3,295	2,948	[j]	110		6,353

a.
Excludes the results of Tenke, which is reported as discontinued operations. Net (loss) income from discontinued operations totaled $(193) million in 2016 and $91 million in 2015. Refer to the supplemental schedules on pages XXX and XXXI for a summary of the components of net (loss) income from discontinued operations.

b.	Includes PT-FI's sales to PT Smelting totaling $1.4 billion in 2016 and $1.1 billion in 2015.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

d.
Includes net (losses) gains of $(35) million in 2016 and $87 million in 2015 associated with oil derivative contracts. The 2016 oil derivative contracts were entered into as part of the terms to sell the onshore California properties.

e.
The year 2016 includes charges of $16 million at Cerro Verde for social commitments and $17 million at Indonesia for asset retirement. The year 2015 includes asset impairments and restructuring charges totaling $145 million, including $99 million at other North America copper mines, and restructuring charges totaling $13 million at other South America mines, $7 million at Molybdenum mines, $3 million at Rod & Refining, $20 million at Other Mining & Eliminations and $3 million at Corporate, Other & Eliminations.

f.
Includes net charges totaling $1.0 billion in 2016 and $188 million in 2015, primarily for drillship settlements/idle rig and contract termination costs, inventory adjustments and other asset impairments and net charges, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," on page X.

g.	Reflects impairment charges for international oil and gas properties primarily in Morocco.

h.	Includes $85 million for net restructuring charges.

i.	Includes $73 million for 2016 and $229 million for 2015 associated with discontinued operations.

j.
Excludes international oil and gas expenditures totaling $47 million in 2016 and $100 million in 2015, primarily related to the Morocco oil and gas properties, which are included in Corporate, Other & Eliminations.

k.	Reflects net reductions for provisional pricing adjustments to prior year open sales.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Mining Product Revenues and Unit Net Cash Costs. Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board to monitor mining operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

U.S. Oil & Gas Product Revenues and Cash Production Costs per Unit. Realized revenues and cash production costs per unit are measures intended to provide investors with information about the cash operating margin of FCX's oil and gas operations. FCX uses this measure for the same purpose and for monitoring operating performance by its oil and gas operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's measures may not be comparable to similarly titled measures reported by other companies.

Accretion, charges for asset retirement obligations and other costs, such as drillship settlements/idle rig and contract termination costs, inventory adjustments, asset impairments and/or unusual charges, are removed from production and delivery costs in the calculation of cash production costs per BOE. Additionally, during fourth-quarter 2016, FCX entered into oil and gas derivative contracts as part of the terms to sell the onshore California properties (these derivative contracts were assumed by the buyer at completion of the sale) and in 2015, FCX had crude oil derivative contracts. FCX shows adjustments from these derivative contracts as separate line items. Because these adjustments did not result from oil and gas sales, gains and losses have been reflected separately from revenues on current period sales. The following schedules include calculations of oil and gas product revenues and cash production costs together with a reconciliation to amounts reported in FCX's consolidated financial statements.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,016	$1,016	$58	$18	$1,092
Site production and delivery, before net noncash
and other costs shown below	605	570	45	12	627
By-product credits	(54)	—	—	—	—
Treatment charges	45	44	—	1	45
Net cash costs	596	614	45	13	672
Depreciation, depletion and amortization (DD&A)	123	116	5	2	123
Metals inventory adjustments	(5)	(5)	—	—	(5)
Noncash and other costs, net	18	17	1	—	18
Total costs	732	742	51	15	808
Revenue adjustments, primarily for pricing
on prior period open sales	6	6	—	—	6
Gross profit	$290	$280	$7	$3	$290

Copper sales (millions of recoverable pounds)	415	415
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.45	$2.45	$6.63
Site production and delivery, before net noncash
and other costs shown below	1.46	1.37	5.14
By-product credits	(0.13)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.44	1.48	5.14
DD&A	0.29	0.28	0.59
Metals inventory adjustments	(0.01)	(0.01)	—
Noncash and other costs, net	0.04	0.04	0.06
Total unit costs	1.76	1.79	5.79
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	—
Gross profit per pound	$0.70	$0.67	$0.84

Reconciliation to Amounts Reported
(In millions)				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$1,092	$627	$123	$(5)
Treatment charges	—	45	—	—
Noncash and other costs, net	—	18	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	6	—	—	—
Eliminations and other	(4)	(5)	—	—
North America copper mines	1,094	685	123	(5)
Other mining & eliminations[c]	2,902	1,763	294	14
Total mining	3,996	2,448	417	9
U.S. oil & gas operations	381	274	173	—
Corporate, other & eliminations	—	18	3	—
As reported in FCX's consolidated financial statements	$4,377	$2,740	$593	$9

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page XII.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended December 31, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,213		$1,213	$43	$19	$1,275
Site production and delivery, before net noncash
and other costs shown below	814		790	36	10	836
By-product credits	(40)		—	—	—	—
Treatment charges	62		60	—	2	62
Net cash costs	836		850	36	12	898
DD&A	152		146	4	2	152
Metals inventory adjustments	76		75	1	—	76
Noncash and other costs, net	63	[c]	58	4	1	63
Total costs	1,127		1,129	45	15	1,189
Revenue adjustments, primarily for pricing
on prior period open sales	(29)		(29)	—	—	(29)
Gross profit (loss)	$57		$55	$(2)	$4	$57

Copper sales (millions of recoverable pounds)	546		546
Molybdenum sales (millions of recoverable pounds)[a]				9

Gross profit (loss) per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.22		$2.22	$5.03
Site production and delivery, before net noncash
and other costs shown below	1.49		1.44	4.26
By-product credits	(0.07)		—	—
Treatment charges	0.11		0.11	—
Unit net cash costs	1.53		1.55	4.26
DD&A	0.28		0.27	0.44
Metals inventory adjustments	0.14		0.14	0.14
Noncash and other costs, net	0.12	[c]	0.11	0.38
Total unit costs	2.07		2.07	5.22
Revenue adjustments, primarily for pricing
on prior period open sales	(0.05)		(0.05)	—
Gross profit (loss) per pound	$0.10		$0.10	$(0.19)

Reconciliation to Amounts Reported					Metals
(In millions)			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$1,275		$836	$152	76
Treatment charges	—		62	—	—
Noncash and other costs, net	—		63	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(29)		—	—	—
Eliminations and other	(29)		(29)	—	—
North America copper mines	1,217		932	152	76
Other mining & eliminations[d]	1,899		1,553	224	108
Total mining	3,116		2,485	376	184
U.S. oil & gas operations	400		354	339	—
Corporate, other & eliminations	—		(8)	3	—
As reported in FCX's consolidated financial statements	$3,516		$2,831	$718	$184

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs

c.	Includes $24 million ($0.04 per pound) for asset impairment, restructuring and other net charges.

d.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page page XII.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,113	$4,113	$213	$94	$4,420
Site production and delivery, before net noncash
and other costs shown below	2,613	2,474	166	58	2,698
By-product credits	(222)	—	—	—	—
Treatment charges	193	185	—	8	193
Net cash costs	2,584	2,659	166	66	2,891
DD&A	527	496	20	11	527
Metals inventory adjustments	1	1	—	—	1
Noncash and other costs, net	87	84	2	1	87
Total costs	3,199	3,240	188	78	3,506
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	—	(1)
Gross profit	$913	$872	$25	$16	$913

Copper sales (millions of recoverable pounds)	1,836	1,836
Molybdenum sales (millions of recoverable pounds)[a]			33

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.24	$2.24	$6.34
Site production and delivery, before net noncash
and other costs shown below	1.42	1.35	4.93
By-product credits	(0.12)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.41	1.45	4.93
DD&A	0.29	0.27	0.60
Metals inventory adjustments	—	—	—
Noncash and other costs, net	0.05	0.05	0.06
Total unit costs	1.75	1.77	5.59
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.49	$0.47	$0.75

Reconciliation to Amounts Reported
(In millions)				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$4,420	$2,698	$527	$1
Treatment charges	—	193	—	—
Noncash and other costs, net	—	87	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	—	—	—
Eliminations and other	(45)	(46)	3	—
North America copper mines	4,374	2,932	530	1
Other mining & eliminations[c]	8,943	5,911	1,117	35
Total mining	13,317	8,843	1,647	36
U.S. oil & gas operations	1,513	1,801	869	—
Corporate, other & eliminations	—	53	14	—
As reported in FCX's consolidated financial statements	$14,830	$10,697	$2,530	$36

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments" beginning on page XII.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,907		$4,907	$261	$102	$5,270
Site production and delivery, before net noncash
and other costs shown below	3,339		3,161	209	71	3,441
By-product credits	(261)		—	—	—	—
Treatment charges	240		233	—	7	240
Net cash costs	3,318		3,394	209	78	3,681
DD&A	558		528	20	10	558
Metals inventory adjustments	142		139	2	1	142
Noncash and other costs, net	233	[c]	225	6	2	233
Total costs	4,251		4,286	237	91	4,614
Revenue adjustments, primarily for pricing
on prior period open sales	(28)		(28)	—	—	(28)
Gross profit	$628		$593	$24	$11	$628

Copper sales (millions of recoverable pounds)	1,985		1,985
Molybdenum sales (millions of recoverable pounds)[a]				37

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.47		$2.47	$7.02
Site production and delivery, before net noncash
and other costs shown below	1.68		1.59	5.61
By-product credits	(0.13)		—	—
Treatment charges	0.12		0.12	—
Unit net cash costs	1.67		1.71	5.61
DD&A	0.28		0.27	0.53
Metals inventory adjustments	0.07		0.07	0.07
Noncash and other costs, net	0.12	[c]	0.11	0.16
Total unit costs	2.14		2.16	6.37
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)		(0.01)	—
Gross profit per pound	$0.32		$0.30	$0.65

Reconciliation to Amounts Reported					Metals
(In millions)			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$5,270		$3,441	$558	$142
Treatment charges	—		240	—	—
Noncash and other costs, net	—		233	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(28)		—	—	—
Eliminations and other	(116)		(115)	2	—
North America copper mines	5,126		3,799	560	142
Other mining & eliminations[d]	7,486		5,684	862	196
Total mining	12,612		9,483	1,422	338
U.S. oil & gas operations	1,994		1,211	1,804	—
Corporate, other & eliminations	1		(1)	14	—
As reported in FCX's consolidated financial statements	$14,607		$10,693	$3,240	$338

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Includes $99 million ($0.05 per pound) for asset impairment, restructuring and other net charges.

d.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments" beginning on page XII.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$898	$898	$47	$945
Site production and delivery, before net noncash
and other costs shown below	485	463	33	496
By-product credits	(36)	—	—	—
Treatment charges	90	90	—	90
Royalty on metals	2	2	—	2
Net cash costs	541	555	33	588
DD&A	151	144	7	151
Noncash and other costs, net	23	22	1	23
Total costs	715	721	41	762
Revenue adjustments, primarily for pricing
on prior period open sales	67	67	—	67
Gross profit	$250	$244	$6	$250

Copper sales (millions of recoverable pounds)	359	359

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.50	$2.50
Site production and delivery, before net noncash
and other costs shown below	1.35	1.29
By-product credits	(0.10)	—
Treatment charges	0.25	0.25
Royalty on metals	0.01	0.01
Unit net cash costs	1.51	1.55
DD&A	0.42	0.40
Noncash and other costs, net	0.07	0.06
Total unit costs	2.00	2.01
Revenue adjustments, primarily for pricing
on prior period open sales	0.19	0.19
Gross profit per pound	$0.69	$0.68

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$945	$496	$151
Treatment charges	(90)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	23	—
Revenue adjustments, primarily for pricing
on prior period open sales	67	—	—
Eliminations and other	(1)	(1)	—
South America mining	919	518	151
Other mining & eliminations[b]	3,077	1,930	266
Total mining	3,996	2,448	417
U.S. oil & gas operations	381	274	173
Corporate, other & eliminations	—	18	3
As reported in FCX's consolidated financial statements	$4,377	$2,740	$593

a. Includes silver sales of 981 thousand ounces ($18.23 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XX

Three Months Ended December 31, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$618	$618	$17	$635
Site production and delivery, before net noncash
and other costs shown below	410	401	14	415
By-product credits	(12)	—	—	—
Treatment charges	61	61	—	61
Royalty on metals	1	1	—	1
Net cash costs	460	463	14	477
DD&A	116	113	3	116
Metals inventory adjustments	73	73	—	73
Noncash and other costs, net	20	20	—	20
Total costs	669	669	17	686
Revenue adjustments, primarily for pricing
on prior period open sales	(15)	(15)	—	(15)
Gross loss	$(66)	$(66)	$—	$(66)

Copper sales (millions of recoverable pounds)	286	286

Gross loss per pound of copper:

Revenues, excluding adjustments	$2.16	$2.16
Site production and delivery, before net noncash
and other costs shown below	1.43	1.40
By-product credits	(0.04)	—
Treatment charges	0.21	0.21
Royalty on metals	0.01	0.01
Unit net cash costs	1.61	1.62
DD&A	0.40	0.39
Metals inventory adjustments	0.26	0.26
Noncash and other costs, net	0.07	0.07
Total unit costs	2.34	2.34
Revenue adjustments, primarily for pricing
on prior period open sales	(0.05)	(0.05)
Gross loss per pound	$(0.23)	$(0.23)

Reconciliation to Amounts Reported				Metals
(In millions)		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$635	$415	$116	$73
Treatment charges	(61)	—	—	—
Royalty on metals	(1)	—	—	—
Noncash and other costs, net	—	20	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(15)	—	—	—
Eliminations and other	(1)	(1)	—	—
South America mining	557	434	116	73
Other mining & eliminations[b]	2,559	2,051	260	111
Total mining	3,116	2,485	376	184
U.S. oil & gas operations	400	354	339	—
Corporate, other & eliminations	—	(8)	3	—
As reported in FCX's consolidated financial statements	$3,516	$2,831	$718	$184

a. Includes silver sales of 784 thousand ounces ($14.32 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2016
(In millions)		By-Product	Co-Product Method
		Method	Copper	Other[a]	Total
Revenues, excluding adjustments		$3,077	$3,077	$176	$3,253
Site production and delivery, before net noncash
and other costs shown below		1,681	1,601	120	1,721
By-product credits		(136)	—	—	—
Treatment charges		320	320	—	320
Royalty on metals		7	6	1	7
Net cash costs		1,872	1,927	121	2,048
DD&A		552	523	29	552
Noncash and other costs, net		40	38	2	40
Total costs		2,464	2,488	152	2,640
Revenue adjustments, primarily for pricing
on prior period open sales		11	11	—	11
Gross profit		$624	$600	$24	$624

Copper sales (millions of recoverable pounds)		1,332	1,332

Gross profit per pound of copper:

Revenues, excluding adjustments		$2.31	$2.31
Site production and delivery, before net noncash
and other costs shown below		1.26	1.20
By-product credits		(0.10)	—
Treatment charges		0.24	0.24
Royalty on metals		0.01	—
Unit net cash costs		1.41	1.44
DD&A		0.41	0.39
Noncash and other costs, net		0.03	0.03
Total unit costs		1.85	1.86
Revenue adjustments, primarily for pricing
on prior period open sales		0.01	0.01
Gross profit per pound		$0.47	$0.46

Reconciliation to Amounts Reported
(In millions)
			Production
		Revenues	and Delivery	DD&A
Totals presented above		$3,253	$1,721	$552
Treatment charges		(320)	—	—
Royalty on metals		(7)	—	—
Noncash and other costs, net		—	40	—
Revenue adjustments, primarily for pricing
on prior period open sales		11	—	—
Eliminations and other		1	(3)	1
South America mining		2,938	1,758	553
Other mining & eliminations[b]	—	10,379	7,085	1,094
Total mining	—	13,317	8,843	1,647
U.S. oil & gas operations	—	1,513	1,801	869
Corporate, other & eliminations	—	—	53	14
As reported in FCX's consolidated financial statements		$14,830	$10,697	$2,530

a. Includes silver sales of 3.7 million ounces ($18.05 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$2,075	$2,075	$65	$2,140
Site production and delivery, before net noncash
and other costs shown below	1,393	1,355	59	1,414
By-product credits	(44)	—	—	—
Treatment charges	161	161	—	161
Royalty on metals	4	4	—	4
Net cash costs	1,514	1,520	59	1,579
DD&A	352	341	11	352
Metals inventory adjustments	73	73	—	73
Noncash and other costs, net	41	41	—	41
Total costs	1,980	1,975	70	2,045
Revenue adjustments, primarily for pricing
on prior period open sales	(28)	(28)	—	(28)
Gross profit (loss)	$67	$72	$(5)	$67

Copper sales (millions of recoverable pounds)	871	871

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.38	$2.38
Site production and delivery, before net noncash
and other costs shown below	1.60	1.56
By-product credits	(0.05)	—
Treatment charges	0.19	0.19
Royalty on metals	—	—
Unit net cash costs	1.74	1.75
DD&A	0.40	0.39
Metals inventory adjustments	0.08	0.08
Noncash and other costs, net	0.05	0.05
Total unit costs	2.27	2.27
Revenue adjustments, primarily for pricing
on prior period open sales	(0.03)	(0.03)
Gross profit per pound	$0.08	$0.08

Reconciliation to Amounts Reported				Metals
(In millions)		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$2,140	$1,414	$352	$73
Treatment charges	(161)	—	—	—
Royalty on metals	(4)	—	—	—
Noncash and other costs, net	—	41	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(28)	—	—	—
Eliminations and other	(13)	(17)	—	—
South America mining	1,934	1,438	352	73
Other mining & eliminations[b]	10,678	8,045	1,070	265
Total mining	12,612	9,483	1,422	338
U.S. oil & gas operations	1,994	1,211	1,804	—
Corporate, other & eliminations	1	(1)	14	—
As reported in FCX's consolidated financial statements	$14,607	$10,693	$3,240	$338

a. Includes silver sales of 2.0 million ounces ($14.48 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$874	$874	$470	$15	$1,359
Site production and delivery, before net noncash
and other costs shown below	527	339	182	6	527
Gold and silver credits	(473)	—	—	—	—
Treatment charges	95	61	33	1	95
Export duties	32	21	11	—	32
Royalty on metals	47	28	18	1	47
Net cash costs	228	449	244	8	701
DD&A	100	64	35	1	100
Noncash and other costs, net	20	13	7	—	20
Total costs	348	526	286	9	821
Revenue adjustments, primarily for pricing on
prior period open sales	49	49	(11)	(1)	37
PT Smelting intercompany loss	(19)	(13)	(6)	—	(19)
Gross profit	$556	$384	$167	$5	$556

Copper sales (millions of recoverable pounds)	352	352
Gold sales (thousands of recoverable ounces)			401

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.48	$2.48	$1,174
Site production and delivery, before net noncash
and other costs shown below	1.50	0.96	455
Gold and silver credits	(1.34)	—	—
Treatment charges	0.27	0.17	82
Export duties	0.09	0.06	28
Royalty on metals	0.13	0.09	46
Unit net cash costs	0.65	1.28	611
DD&A	0.29	0.18	87
Noncash and other costs, net	0.06	0.04	17
Total unit costs	1.00	1.50	715
Revenue adjustments, primarily for pricing on
prior period open sales	0.14	0.14	(26)
PT Smelting intercompany loss	(0.05)	(0.03)	(16)
Gross profit per pound/ounce	$1.57	$1.09	$417

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,359	$527	$100
Treatment charges	(95)	—	—
Export duties	(32)	—	—
Royalty on metals	(47)	—	—
Noncash and other costs, net	—	20	—
Revenue adjustments, primarily for pricing on
prior period open sales	37	—	—
PT Smelting intercompany loss	—	19	—
Indonesia mining	1,222	566	100
Other mining & eliminations[b]	2,774	1,882	317
Total mining	3,996	2,448	417
U.S. oil & gas operations	381	274	173
Corporate, other & eliminations	—	18	3
As reported in FCX's consolidated financial statements	$4,377	$2,740	$593

a.	Includes silver sales of 907 thousand ounces ($16.24 per ounce average realized price).

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended December 31, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$418	$418	$354	$8	$780
Site production and delivery, before net noncash
and other costs shown below	470	252	213	5	470
Gold and silver credits	(365)	—	—	—	—
Treatment charges	61	33	28	—	61
Export duties	17	9	8	—	17
Royalty on metals	29	15	13	1	29
Net cash costs	212	309	262	6	577
DD&A	55	29	25	1	55
Noncash and other costs, net	18	10	8	—	18
Total costs	285	348	295	7	650
Revenue adjustments, primarily for pricing on
prior period open sales	(29)	(29)	3	—	(26)
PT Smelting intercompany loss	(9)	(5)	(4)	—	(9)
Gross profit	$95	$36	$58	$1	$95

Copper sales (millions of recoverable pounds)	195	195
Gold sales (thousands of recoverable ounces)			333

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.14	$2.14	$1,066
Site production and delivery, before net noncash
and other costs shown below	2.40	1.29	642
Gold and silver credits	(1.87)	—	—
Treatment charges	0.31	0.16	84
Export duties	0.10	0.05	23
Royalty on metals	0.15	0.08	40
Unit net cash costs	1.09	1.58	789
DD&A	0.28	0.15	75
Noncash and other costs, net	0.09	0.05	25
Total unit costs	1.46	1.78	889
Revenue adjustments, primarily for pricing on
prior period open sales	(0.15)	(0.15)	9
PT Smelting intercompany loss	(0.04)	(0.03)	(12)
Gross profit per pound/ounce	$0.49	$0.18	$174

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$780	$470	$55
Treatment charges	(61)	—	—
Export duties	(17)	—	—
Royalty on metals	(29)	—	—
Noncash and other costs, net	—	18	—
Revenue adjustments, primarily for pricing on
prior period open sales	(26)	—	—
PT Smelting intercompany loss	—	9	—
Indonesia mining	647	497	55
Other mining & eliminations[b]	2,469	1,988	321
Total mining	3,116	2,485	376
U.S. oil & gas operations	400	354	339
Corporate, other & eliminations	—	(8)	3
As reported in FCX's consolidated financial statements	$3,516	$2,831	$718

a.	Includes silver sales of 567 thousand ounces ($13.66 per ounce average realized price).

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$2,448	$2,448	$1,304	$50	$3,802
Site production and delivery, before net noncash
and other costs shown below	1,717	1,106	589	22	1,717
Gold and silver credits	(1,371)	—	—	—	—
Treatment charges	297	191	102	4	297
Export duties	95	61	33	1	95
Royalty on metals	131	79	50	2	131
Net cash costs	869	1,437	774	29	2,240
DD&A	384	247	132	5	384
Noncash and other costs, net	51	33	17	1	51
Total costs	1,304	1,717	923	35	2,675
Revenue adjustments, primarily for pricing on
prior period open sales	(1)	(1)	17	—	16
PT Smelting intercompany loss	(26)	(17)	(9)	—	(26)
Gross profit	$1,117	$713	$389	$15	$1,117

Copper sales (millions of recoverable pounds)	1,054	1,054
Gold sales (thousands of recoverable ounces)			1,054

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.32	$2.32	$1,237
Site production and delivery, before net noncash
and other costs shown below	1.63	1.05	559
Gold and silver credits	(1.30)	—	—
Treatment charges	0.28	0.18	97
Export duties	0.09	0.06	31
Royalty on metals	0.13	0.07	47
Unit net cash costs	0.83	1.36	734
DD&A	0.36	0.24	125
Noncash and other costs, net	0.05	0.03	17
Total unit costs	1.24	1.63	876
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	16
PT Smelting intercompany loss	(0.02)	(0.02)	(8)
Gross profit per pound/ounce	$1.06	$0.67	$369

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$3,802	$1,717	$384
Treatment charges	(297)	—	—
Export duties	(95)	—	—
Royalty on metals	(131)	—	—
Noncash and other costs, net	—	51	—
Revenue adjustments, primarily for pricing on
prior period open sales	16	—	—
PT Smelting intercompany loss	—	26	—
Indonesia mining	3,295	1,794	384
Other mining & eliminations[b]	10,022	7,049	1,263
Total mining	13,317	8,843	1,647
U.S. oil & gas operations	1,513	1,801	869
Corporate, other & eliminations	—	53	14
As reported in FCX's consolidated financial statements	$14,830	$10,697	$2,530

a.Includes silver sales of 2.9 million ounces ($17.09 per ounce average realized price).

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,735	$1,735	$1,382	$31	$3,148
Site production and delivery, before net noncash
and other costs shown below	1,780	981	781	18	1,780
Gold and silver credits	(1,422)	—	—	—	—
Treatment charges	231	127	101	3	231
Export duties	109	60	48	1	109
Royalty on metals	114	63	50	1	114
Net cash costs	812	1,231	980	23	2,234
DD&A	293	161	129	3	293
Noncash and other costs, net	38	21	17	—	38
Total costs	1,143	1,413	1,126	26	2,565
Revenue adjustments, primarily for pricing on
prior period open sales	(50)	(50)	8	1	(41)
PT Smelting intercompany profit	10	5	5	—	10
Gross profit	$552	$277	$269	$6	$552

Copper sales (millions of recoverable pounds)	744	744
Gold sales (thousands of recoverable ounces)			1,224

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.33	$2.33	$1,129
Site production and delivery, before net noncash
and other costs shown below	2.39	1.32	638
Gold and silver credits	(1.91)	—	—
Treatment charges	0.31	0.17	83
Export duties	0.15	0.08	39
Royalty on metals	0.15	0.09	41
Unit net cash costs	1.09	1.66	801
DD&A	0.39	0.22	105
Noncash and other costs, net	0.05	0.03	14
Total unit costs	1.53	1.91	920
Revenue adjustments, primarily for pricing on
prior period open sales	(0.07)	(0.06)	7
PT Smelting intercompany profit	0.01	0.01	4
Gross profit per pound/ounce	$0.74	$0.37	$220

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$3,148	$1,780	$293
Treatment charges	(231)	—	—
Export duties	(109)	—	—
Royalty on metals	(114)	—	—
Noncash and other costs, net	—	38	—
Revenue adjustments, primarily for pricing on
prior period open sales	(41)	—	—
PT Smelting intercompany profit	—	(10)	—
Indonesia mining	2,653	1,808	293
Other mining & eliminations[b]	9,959	7,675	1,129
Total mining	12,612	9,483	1,422
U.S. oil & gas operations	1,994	1,211	1,804
Corporate, other & eliminations	1	(1)	14
As reported in FCX's consolidated financial statements	$14,607	$10,693	$3,240

a.	Includes silver sales of 2.1 million ounces ($14.81 per ounce average realized price).

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments" beginning on page XII.

XXVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Period from October 1, 2016, through November 16, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$136	$136	$34	$170
Site production and delivery, before net noncash
and other costs shown below	84	75	23	98
Cobalt credits[b]	(24)	—	—	—
Royalty on metals	3	2	1	3
Net cash costs	63	77	24	101
DD&A	29	24	5	29
Noncash and other credits, net	(2)	(2)	—	(2)
Total costs	90	99	29	128
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	4	4
Gross profit	$46	$37	$9	$46

Copper sales (millions of recoverable pounds)	59	59
Cobalt sales (millions of contained pounds)			4

Gross profit per pound of copper and cobalt:

Revenues, excluding adjustments[a]	$2.31	$2.31	$8.66
Site production and delivery, before net noncash
and other costs shown below	1.42	1.26	5.84
Cobalt credits[b]	(0.41)	—	—
Royalty on metals	0.05	0.04	0.15
Unit net cash costs	1.06	1.30	5.99
DD&A	0.50	0.41	1.23
Noncash and other credits, net	(0.03)	(0.03)	(0.07)
Total unit costs	1.53	1.68	7.15
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	0.90
Gross profit per pound	$0.79	$0.64	$2.41

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$170	$98	$29
Royalty on metals	(3)	—	—
Noncash and other credits, net	—	(2)	—
Revenue adjustments, primarily for pricing
on prior period open sales	4	—	—
Eliminations and other adjustments[c]	(31)	7	(29)
Total[d]	140	103	—

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
Reflects adjustments associated with reporting Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries and the impact of discontinuing DD&A.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$140
Less:
Production and delivery costs	103
DD&A	—
Loss on sale	16
Allocated interest expense	6
Provision for income taxes	17
Other income, net	—
Net loss from discontinued operations	$(2)

XXVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended December 31, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$248	$248	$59	$307

Site production and delivery, before net noncash
and other costs shown below	184	160	45	205
Cobalt credits[b]	(32)	—	—	—
Royalty on metals	5	4	1	5
Net cash costs	157	164	46	210
DD&A	62	53	9	62
Noncash and other costs, net	21	18	3	21
Total costs	240	235	58	293
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(2)	(5)	(7)
Gross profit (loss)	$7	$11	$(4)	$7

Copper sales (millions of recoverable pounds)	117	117
Cobalt sales (millions of contained pounds)			9

Gross profit (loss) per pound of copper and cobalt:

Revenues, excluding adjustments[a]	$2.13	$2.13	$6.47
Site production and delivery, before net noncash
and other costs shown below	1.58	1.37	4.97
Cobalt credits[b]	(0.28)	—	—
Royalty on metals	0.05	0.04	0.08
Unit net cash costs	1.35	1.41	5.05
DD&A	0.52	0.45	0.95
Noncash and other costs, net	0.18	0.15	0.38
Total unit costs	2.05	2.01	6.38
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	(0.60)
Gross profit (loss) per pound	$0.06	$0.10	$(0.51)

Reconciliation to Amounts Reported			Depreciation,
(In millions)		Production	Depletion and
	Revenues	and Delivery	Amortization
Totals presented above	$307	$205	$62
Royalty on metals	(5)	—	—
Noncash and other costs, net	—	21	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other adjustments[c]	(16)	(11)	—
Total[d]	$279	$215	$62

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.	Reflects adjustments associated with the presentation of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$279
Less:
Production and delivery costs	215
DD&A	62
Allocated interest expense	8
Benefit from income taxes	(4)
Other expense, net	2
Net loss from discontinued operations	$(4)

XXIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Period from January 1, 2016, through November 16, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$893	$893	$243	$1,136
Site production and delivery, before net noncash
and other costs shown below	673	583	172	755
Cobalt credits[b]	(165)	—	—	—
Royalty on metals	20	16	4	20
Net cash costs	528	599	176	775
DD&A	210	172	38	210
Noncash and other costs, net	21	17	4	21
Total costs	759	788	218	1,006
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	(4)	4	—
Gross profit	$130	$101	$29	$130

Copper sales (millions of recoverable pounds)	424	424
Cobalt sales (millions of contained pounds)			33

Gross profit per pound of copper and cobalt:

Revenues, excluding adjustments[a]	$2.10	$2.10	$7.45
Site production and delivery, before net noncash
and other costs shown below	1.58	1.37	5.25
Cobalt credits[b]	(0.39)	—	—
Royalty on metals	0.05	0.04	0.12
Unit net cash costs	1.24	1.41	5.37
DD&A	0.50	0.41	1.16
Noncash and other costs, net	0.05	0.04	0.12
Total unit costs	1.79	1.86	6.65
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	0.12
Gross profit per pound	$0.30	$0.23	$0.92

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,136	$755	$210
Royalty on metals	(20)	—	—
Noncash and other costs, net	—	21	—
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Eliminations and other adjustments[c]	(157)	57	(130)
Total[d]	$959	$833	$80

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
Reflects adjustments associated with the presentation of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries and the impact of discontinuing DD&A.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$959
Less:
Production and delivery costs	833
DD&A	80
Loss on sale	198
Allocated interest expense	39
Benefit from income taxes	(8)
Other expense, net	10
Net loss from discontinued operations	$(193)

XXX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$1,129	$1,129	$287	$1,416
Site production and delivery, before net noncash
and other costs shown below	738	639	189	828
Cobalt credits[b]	(196)	—	—	—
Royalty on metals	25	20	5	25
Net cash costs	567	659	194	853
DD&A	257	213	44	257
Noncash and other costs, net	32	27	5	32
Total costs	856	899	243	1,142
Revenue adjustments, primarily for pricing
on prior period open sales	(6)	(6)	(1)	(7)
Gross profit	$267	$224	$43	$267

Copper sales (millions of recoverable pounds)	467	467
Cobalt sales (millions of contained pounds)			35

Gross profit per pound of copper and cobalt:

Revenues, excluding adjustments[a]	$2.42	$2.42	$8.21
Site production and delivery, before net noncash
and other costs shown below	1.58	1.37	5.40
Cobalt credits[b]	(0.42)	—	—
Royalty on metals	0.05	0.04	0.14
Unit net cash costs	1.21	1.41	5.54
DD&A	0.55	0.46	1.26
Noncash and other costs, net	0.07	0.06	0.16
Total unit costs	1.83	1.93	6.96
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	(0.02)
Gross profit per pound	$0.58	$0.48	$1.23

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,416	$828	$257
Royalty on metals	(25)	—	—
Noncash and other costs, net	—	32	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other adjustments[c]	(114)	(8)	—
Total[d]	$1,270	$852	$257

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.	Reflects adjustments associated with the presentation of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$1,270
Less:
Production and delivery costs	852
DD&A	257
Allocated interest expense	28
Provision from income taxes	16
Other expense, net	26
Net income from discontinued operations	$91

XXXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

			Three Months Ended December 31,
(In millions)			2016	2015

Revenues, excluding adjustments[a]			$55	$58
Site production and delivery, before net noncash and other costs shown below			49	59
Treatment charges and other			5	8
Net cash costs			54	67
DD&A			17	20
Metals inventory adjustments			3	5
Noncash and other costs, net			3	6	[b]
Total costs			77	98
Gross loss			$(22)	$(40)

Molybdenum sales (millions of recoverable pounds)[a]			7	9

Loss per pound of molybdenum:

Revenues, excluding adjustments[a]			$8.25	$6.26
Site production and delivery, before net noncash and other costs shown below			7.41	6.31
Treatment charges and other			0.85	0.84
Unit net cash costs			8.26	7.15
DD&A			2.51	2.20
Metals inventory adjustments			0.45	0.48
Noncash and other costs, net			0.35	0.65	[b]
Total unit costs			11.57	10.48
Gross loss per pound			$(3.32)	$(4.22)

Reconciliation to Amounts Reported
(In millions)
				Metals
		Production		Inventory
Three Months Ended December 31, 2016	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$55	$49	$17	$3
Treatment charges and other	(5)	—	—	—
Noncash and other costs, net	—	3	—	—
Molybdenum mines	50	52	17	3
Other mining & eliminations[c]	3,946	2,396	400	6
Total mining	3,996	2,448	417	9
U.S. oil & gas operations	381	274	173	—
Corporate, other & eliminations	—	18	3	—
As reported in FCX's consolidated financial statements	$4,377	$2,740	$593	$9

Three Months Ended December 31, 2015
Totals presented above	$58	$59	$20	$5
Treatment charges and other	(8)	—	—	—
Noncash and other costs, net	—	6	—	—
Molybdenum mines	50	65	20	5
Other mining & eliminations[c]	3,066	2,420	356	179
Total mining	3,116	2,485	376	184
U.S. oil & gas operations	400	354	339	—
Corporate, other & eliminations	—	(8)	3	—
As reported in FCX's consolidated financial statements	$3,516	$2,831	$718	$184

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.	Includes restructuring charges of $5 million ($0.56 per pound).

c.
Represents the combined total for all other mining operations and the related eliminations, as presented in the supplementary schedule, “Business Segments” beginning on page XII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

XXXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

			Years Ended December 31,
(In millions)			2016	2015

Revenues, excluding adjustments[a]			$208	$388
Site production and delivery, before net noncash and other costs shown below			195	299
Treatment charges and other			22	40
Net cash costs			217	339
DD&A			68	97
Metals inventory adjustments			15	11
Noncash and other costs, net			4	13	[b]
Total costs			304	460
Gross loss			$(96)	$(72)

Molybdenum sales (millions of recoverable pounds)[a]			26	48

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]			$8.02	$8.14
Site production and delivery, before net noncash and other costs shown below			7.50	6.27
Treatment charges and other			0.86	0.84
Unit net cash costs			8.36	7.11
DD&A			2.62	2.04
Metals inventory adjustments			0.58	0.22
Noncash and other costs, net			0.15	0.28	[b]
Total unit costs			11.71	9.65
Gross loss per pound			$(3.69)	$(1.51)

Reconciliation to Amounts Reported
(In millions)
				Metals
		Production		Inventory
Year Ended December 31, 2016	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$208	$195	$68	$15
Treatment charges and other	(22)	—	—	—
Noncash and other costs, net	—	4	—	—
Molybdenum mines	186	199	68	15
Other mining & eliminations[c]	13,131	8,644	1,579	21
Total mining	13,317	8,843	1,647	36
U.S. oil & gas operations	1,513	1,801	869	—
Corporate, other & eliminations	—	53	14	—
As reported in FCX's consolidated financial statements	$14,830	$10,697	$2,530	$36

Year Ended December 31, 2015
Totals presented above	$388	$299	$97	$11
Treatment charges and other	(40)	—	—	—
Noncash and other costs, net	—	13	—	—
Molybdenum mines	348	312	97	11
Other mining & eliminations[c]	12,264	9,171	1,325	327
Total mining	12,612	9,483	1,422	338
U.S. oil & gas operations	1,994	1,211	1,804	—
Corporate, other & eliminations	1	(1)	14	—
As reported in FCX's consolidated financial statements	$14,607	$10,693	$3,240	$338

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.	Includes restructuring charges totaling $7 million ($0.15 per pound).

c.
Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” beginning on page XII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

XXXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Three Months Ended December 31, 2016
(In millions)		Natural		Total U.S.
	Oil	Gas	NGLs	Oil & Gas
Oil and gas revenues before derivatives	$371	$38	$3	$412	[a]
Cash gains on derivative contracts	6	—	—	6
Realized revenues	$377	$38	$3	418
Cash production costs				(153)	[a]
Cash operating margin				265
DD&A				(173)
Accretion and other costs				(121)	[b]
Net noncash mark-to-market losses on derivative contracts				(41)
Other revenue				4
Gross loss				$(66)

Oil (MMBbls)	8.3
Gas (Bcf)		12.9
NGLs (MMBbls)			0.1
Oil Equivalents (MMBOE)				10.5

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$44.79	$2.97	$47.21	$39.31	[a]
Cash gains on derivative contracts	0.72	—	—	0.57
Realized revenues	$45.51	$2.97	$47.21	39.88
Cash production costs				(14.62)	[a]
Cash operating margin				25.26
DD&A				(16.51)
Accretion and other costs				(11.53)	[b]
Net noncash mark-to-market losses on derivative contracts				(3.89)
Other revenue				0.41
Gross loss				$(6.26)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A
Totals presented above	$412	$153	$173
Accretion and other costs	—	121	—
Cash gains on derivative contracts	6	—	—
Net noncash mark-to-market losses on derivative contracts	(41)	—	—
Other revenue	4	—	—
U.S. oil & gas operations	381	274	173
Total mining[c]	3,996	2,448	417
Corporate, other & eliminations	—	18	3
As reported in FCX's consolidated financial statements	$4,377	$2,740	$593

a. Following is a summary of average realized price and cash production costs per BOE by region:

	MBOE	Realized Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico (GOM)	7,207	$287	$39.75	$82		$11.38
California	2,947	126	42.88	65		22.01
Haynesville/Madden/Other	338	5	16.13	6		19.24
	10,492	$418	39.31	$153		14.62
b. Includes $93 million ($8.78 per BOE) primarily for idle rig and contract termination costs, inventory adjustments and asset impairments, partly offset by adjustments to prior period mineral tax assessments related to the California properties.
c. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” beginning on page XII.

XXXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended December 31, 2015
(In millions)		Natural		Total U.S.
	Oil	Gas	NGLs	Oil & Gas
Oil and gas revenues before derivatives	$338	$45	$10	$393	[a]
Cash gains on derivative contracts	102	—	—	102
Realized revenues	$440	$45	$10	495
Cash production costs				(214)	[a]
Cash operating margin				281
DD&A				(339)
Impairment of oil and gas properties				(3,710)
Accretion and other costs				(140)	[b]
Net noncash mark-to-market losses on derivative contracts				(102)
Other revenue				7
Gross loss				$(4,003)

Oil (MMBbls)	9.0
Gas (Bcf)		21.5
NGLs (MMBbls)			0.6
Oil Equivalents (MMBOE)				13.2

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMbtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$37.49	$2.10	$16.37	$29.73	[a]
Cash gains on derivative contracts	11.39	—	—	7.76
Realized revenues	$48.88	$2.10	$16.37	37.49
Cash production costs				(16.17)	[a]
Cash operating margin				21.32
DD&A				(25.61)
Impairment of oil and gas properties				(280.80)
Accretion and other costs				(10.64)	[b]
Net noncash mark-to-market losses on derivative contracts				(7.72)
Other revenue				0.53
Gross loss				$(302.92)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$393	$214	$339	$3,710
Cash gains on derivative contracts	102	—	—	—
Net noncash mark-to-market losses on derivative contracts	(102)	—	—	—
Accretion and other costs	—	140	—	—
Other revenue	7	—	—	—
U.S. oil & gas operations	400	354	339	3,710
Total mining[c]	3,116	2,485	376	—
Corporate, other & eliminations	—	(8)	3	(8)	[d]
As reported in FCX's consolidated financial statements	$3,516	$2,831	$718	$3,702

a. Following is a summary of average realized price and cash production costs per BOE by region:

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
GOM	7,994	$261	$32.65	$96		$11.94
California	3,282	107	32.44	100		30.53
Haynesville/Madden/Other	1,935	25	13.11	18		9.37
	13,211	$393	29.73	$214		16.17
b. Includes $129 million ($9.83 per BOE) primarily for asset impairments and inventory adjustments, idle/terminated rig costs and prior period mineral tax assessments related to the California properties.
c. Represents the combined total for all mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” beginning on page XII.
d. Primarily reflects adjustments to the third-quarter 2015 impairment of the Morocco oil and gas properties.

XXXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2016
(In millions)		Natural		Total U.S.
	Oil	Gas	NGLs	Oil & Gas
Oil and gas revenues before derivatives	$1,339	$155	$33	$1,527	[a]
Cash gains on derivative contracts	6	—	—	6
Realized revenues	$1,345	$155	$33	1,533
Cash production costs				(714)	[a]
Cash operating margin				819
DD&A				(869)
Impairment of oil and gas properties				(4,299)
Accretion and other costs				(1,087)	[b]
Net noncash mark-to-market losses on derivative contracts				(41)
Other revenue				21
Gross loss				$(5,456)

Oil (MMBbls)	34.4
Gas (Bcf)		65.1
NGLs (MMBbls)			1.8
Oil Equivalents (MMBOE)				47.1

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$38.96	$2.38	$18.11	$32.46	[a]
Cash gains on derivative contracts	0.17	—	—	0.13
Realized revenues	$39.13	$2.38	$18.11	32.59
Cash production costs				(15.19)	[a]
Cash operating margin				17.40
DD&A				(18.47)
Impairment of oil and gas properties				(91.35)
Accretion and other costs				(23.10)	[b]
Net noncash mark-to-market losses on derivative contracts				(0.87)
Other revenue				0.44
Gross loss				$(115.95)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$1,527	$714	$869	$4,299
Cash gains on derivative contracts	6	—	—	—
Net noncash mark-to-market losses on derivative contracts	(41)	—	—	—
Accretion and other costs	—	1,087	—	—
Other revenue	21	—	—	—
U.S. oil & gas operations	1,513	1,801	869	4,299
Total mining[c]	13,317	8,843	1,647	—
Corporate, other & eliminations	—	53	14	18
As reported in FCX's consolidated financial statements	$14,830	$10,697	$2,530	$4,317

a. Following is a summary of average realized price and cash production costs per BOE by region:

	MBOE	Realized Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
GOM	31,087	$1,060	$34.09	$379		$12.20
California	11,817	420	35.52	289		24.43
Haynesville/Madden/Other	4,154	53	12.98	46		11.26
	47,058	$1,533	32.46	$714		15.19
b. Includes charges of $1.0 billion ($21.63 per BOE) primarily for drillship settlements/idle rig and contract termination costs, inventory adjustments and asset impairments, partly offset by adjustments to prior period mineral tax assessments related to the California properties.
c. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Year Ended December 31, 2015
(In millions)		Natural		Total U.S.
	Oil	Gas	NGLs	Oil & Gas
Oil and gas revenues before derivatives	$1,607	$232	$46	$1,885	[a]
Cash gains on derivative contracts	406	—	—	406
Realized revenues	$2,013	$232	$46	2,291
Cash production costs				(979)	[a]
Cash operating margin				1,312
DD&A				(1,804)
Impairment of oil and gas properties				(12,980)
Accretion and other costs				(232)	[b]
Net noncash mark-to-market losses on derivative contracts				(319)
Other revenues				22
Gross loss				$(14,001)

Oil (MMBbls)	35.3
Gas (Bcf)		89.7
NGLs (MMBbls)			2.4
Oil Equivalents (MMBOE)				52.6

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMbtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$45.58	$2.59	$18.90	$35.82	[a]
Cash gains on derivative contracts	11.53	—	—	7.72
Realized revenues	$57.11	$2.59	$18.90	43.54
Cash production costs				(18.59)	[a]
Cash operating margin				24.95
DD&A				(34.28)
Impairment of oil and gas properties				(246.67)
Accretion and other costs				(4.41)	[b]
Net noncash mark-to-market losses on derivative contracts				(6.07)
Other revenues				0.43
Gross loss				$(266.05)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$1,885	$979	$1,804	$12,980
Cash gains on derivative contracts	406	—	—	—
Net noncash mark-to-market losses on derivative contracts	(319)	—	—	—
Accretion and other costs	—	232	—	—
Other revenues	22	—	—	—
U.S. oil & gas operations	1,994	1,211	1,804	12,980
Total mining[c]	12,612	9,483	1,422	—
Corporate, other & eliminations	1	(1)	14	164	[d]
As reported in FCX's consolidated financial statements	$14,607	$10,693	$3,240	$13,144

a. Following is a summary of average realized price and cash production costs per BOE by region.

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
GOM	30,350	$1,208	$39.81	$470		$15.46
California	13,460	538	39.92	412		30.66
Haynesville/Madden/Other	8,812	139	15.77	97		11.02
	52,622	$1,885	35.82	$979		18.59

b.
Includes $188 million ($3.58 per BOE) primarily for asset impairments and inventory adjustments, idle/terminated rig costs and prior period mineral tax assessments related to the California properties.

c.	Represents the combined total for all mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” beginning on page XII.

d.	Reflects impairment of international oil and gas properties, primarily in Morocco.

XXXVII